EXHIBIT 4.18

APÊNDICE AO CONTRATO GLOBAL DE DERIVATIVOS	SCHEDULE TO MASTER DERIVATIVES AGREEMENT

Pelo presente instrumento e na melhor forma de Direito, as Partes,	By this instrument and according to the law, the Parties hereto,

(A) Citibank N.A. – Filial Brasileira, banco autorizado a operar no Brasil, onde tem estabelecimento principal na cidade de São Paulo, na Avenida Paulista, 1.111, inscrito no CNPJ sob o nº 33.042.953/0001-71 (“Citi N.A. – Filial Brasileira”) e Banco Citibank S.A., com estabelecimento principal na cidade de São Paulo, na Avenida Paulista, 1.111, 2º andar-parte, inscrito no CNPJ sob o nº 33.479.023/0001-80 (“Citi S.A.”), denominados em conjunto “Parte A”; e	(A) Citibank, N.A. – Brazilian Branch, a bank authorized to operate in Brazil, where it has its principal place of business in the City of São Paulo, at Avenida Paulista, nº 1.111, enrolled in the General Taxpayers’ Register under CNPJ number 33.042.953/0001-71, hereinafter referred to individually as “Citi N.A. - Brazilian Branch” and Banco Citibank S.A., with its principal place of business in the City of São Paulo, at Avenida Paulista, nº 1.111 - 2º andar-parte, enrolled in the General Taxpayers’ Register under CNPJ number 33.479.023/0001-80, hereinafter referred to individually as “Citi S.A.”. Citi N.A. and Citi S.A. hereinafter referred to jointly as “Party A”; and

(B) Cosan Oito S.A., sociedade constituída de acordo com as leis da República Federativa do Brasil, com sede na cidade de São Paulo, Estado de São Paulo, na Avenida Brigadeiro Faria Lima, nº 4.100, 16º andar, Sala 07, Itaim Bibi, CEP 04538-132, inscrita no CNPJ sob o nº 43.874.376/0001-38 (“Parte B”) e, em conjunto com a Parte A, as “Partes”.	(B) Cosan Oito S.A., a corporation organized under the laws of the Federative Republic of Brazil, with its principal place of business in the city of São Paulo, state of São Paulo, at Avenida Brigadeiro Faria Lima, nº 4.100, 16º andar, Sala 07, Itaim Bibi, CEP 04538-132, enrolled in the General Taxpayers’ Register under CNPJ number 43.874.376/0001-38 (hereinafter referred to as “Party B”), and jointly with Party A, hereinafter referred to as the “Parties”.

CONSIDERANDO QUE:	WHEREAS

(A) as Partes celebraram o Contrato Global de Derivativos em 05 de outubro de 2022 – (“Contrato”);	(A) The Parties had executed the Master Derivatives Agreement on October 5, 2022 – (the “Agreement”);

(B) as Partes desejam estabelecer as especificidades do seu relacionamento no âmbito do Contrato a fim de regular os termos e condições aplicáveis às operações de derivativos a serem celebradas entre ambas em conexão com a operação de empréstimo a ser formalizada através do Contrato de Empréstimo a ser celebrado entre a Parte B, na qualidade de Devedora, o Citibank, N.A. (ou uma de suas Afiliadas), na qualidade de credor, e o Citi S.A., na qualidade de agente de garantia (“Contrato de Empréstimo”)	(B) the Parties wish to establish the specifics of their relationship regarding the scope of the Agreement to regulate the terms and conditions applicable to the derivatives transactions to be celebrated between the parties in connection with the loan transaction to be documented in the Loan Agreement to entered into between Party B, as Debtor, Citibank, N.A. (or one of its Affiliates), as creditor, and Citi S.A., as collateral agent (“Loan Agreement”);

(C) de acordo com os termos do Contrato, as Partes desejam estabelecer as especificidades do relacionamento entre a Parte A e a Parte B não dispostas no Contrato por meio do presente Apêndice ao Contrato, (“Apêndice”);	(C) According to the terms of the Agreement, the Parties wish to establish specific conditions concerning the relationship between Party A and Party B through this Schedule to the Agreement (“Schedule”);

(D) as Partes são sociedades devidamente constituídas e com existência válida, de acordo com as leis vigentes no País.	(D) The Parties are corporations duly organized and validly existing, according to the laws of Brazil.

RESOLVEM, as Partes, celebrar o presente Apêndice, o qual se regerá pelas seguintes cláusulas e condições, que as Partes mutuamente aceitam e acordam:	The Parties hereby agree to enter into this Schedule that will be governed by the mutually accepted and agreed upon clauses and conditions hereunder:

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I. – OBJETO	I. – OBJECT

1.1. - O presente Apêndice é parte integrante do Contrato.	1.1 – The present Schedule is integral part of the Agreement.

II. – DEFINIÇÕES	II. – DEFINITIONS

2.1. - De acordo com os termos do Contrato, as Partes acordam que os seguintes termos aplicar-se-ão às Operações de Derivativos celebradas entre elas:	2.1. – According to the terms of the Agreement, the Parties agree that the following terms are applicable to the Derivatives Transactions entered into between them:

Afiliada significa, em relação à Parte B, a Cosan S.A., na qualidade de acionista controladora da Parte B. Com relação à Parte A, Afiliada significa o seu acionista controlador, direto ou indireto, suas subsidiárias e todas as sociedades controladas direta ou indiretamente pelo mesmo Controlador	Affiliate means, in relation to Party B, Cosan S.A., as the controlling shareholder of Party B. In relation to Party A, Affiliate means its controlling shareholder, directly or indirectly, its subsidiaries and all companies controlled directly or indirectly by the same Controller.

Agente de Cálculo, designada como tal a Parte A, a menos que diversamente especificado na Confirmação relativa a uma Operação.	Calculation Agent, appointed as such the Party A, unless otherwise specified in the Confirmation for a Transaction.

B3 significa a B3 S.A. - Brasil, Bolsa, Balcão, criada a partir da fusão da BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros (BM&FBOVESPA) com a CETIP S.A. – Mercados Organizados (CETIP). Neste sentido, as definições de CETIP e BM&F devem ser substituídas pela definição de B3, assim como suas referências no Contrato.	B3 means B3 S.A. - Brasil, Bolsa, Balcão, created from the merge of BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros (BM&FBOVESPA) and CETIP S.A. – Mercados Organizados (CETIP). In this sense, the CETIP and BM&F definitions shall be replaced by the definition of B3, as well as their references in the Agreement.

Câmara Registradora significa uma das câmaras de compensação, liquidação e registro autorizada a operar pelo Banco Central do Brasil ou pela Comissão de Valores Mobiliários.	Clearing means one of the clearing houses authorized to operate by the Central Bank of Brazil or by the Brazilian Securities and Exchange Commission (CVM).

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Confirmação significa o instrumento que representa a confirmação das partes aos termos das operações e que é designado “Nota de Negociação”. Nas Notas de Negociação, a Parte A e a Parte B poderão ainda ser denominados CITIBANK e CLIENTE, respectivamente.	Confirmation means the instrument that represents the confirmation of the Parties on the terms of the transactions, and which is referred to as “Nota de Negociação”. In the Notas de Negociação, the Party A and Party B may be referred to as CITIBANK and CLIENT, respectively.

Controlador significa, para os efeitos deste Contrato, qualquer pessoa ou grupo de pessoas, físicas ou jurídicas, que na data da assinatura do Contrato, exerça direta e/ou indiretamente a condição de acionista controlador, nos termos da Lei nº 6.404, de 15 de dezembro de 1976, ou legislação que a substitua.	Controller means, for purposes of this Agreement, any person or group of persons, natural or juridical, act, at the signature date of this agreement, directly or indirectly, as a controlling shareholder, pursuant to Law nº 6,404 of December 15, 1976, or legislation that replaces it.

Dia Útil significa (i) para fins das comunicações e prazos de cura descritos no Contrato, qualquer dia exceto sábados, domingos, feriados nacionais no Brasil, ou dias em que instituições financeiras na cidade de São Paulo ou o Banco Central do Brasil sejam obrigadas a permanecerem fechadas; ou (ii) para fins de cálculo e liquidação das Operações de Derivativos, a definição de Dia Útil terá o significado atribuído nas Confirmações.	Business Day means (i) for the purposes of the communications and cure periods described in the Agreement, any day except Saturdays, Sundays, national holidays in Brazil, or days that financial institutions in the city of São Paulo or the Central Bank of Brazil are required to remain closed; or (ii) for the purposes of calculating and settling Derivatives Transactions, the definition of Business Day shall have the meaning provided in the Confirmations.

Evento de Inadimplemento se aplica de acordo com a Cláusula IX deste Apêndice.	Termination Event as defined hereinafter in the Clause IX of this Schedule.

Montante Mínimo será igual a R$5.000.000,00 com relação à Parte B e, com relação à Parte A, 3% do Patrimônio Líquido do Citibank, N.A., conforme convertido pela Taxa de Câmbio valor este que torna uma Parte inadimplente nos termos da Cláusula 10.1 (f) (Cross Default) e da Cláusula 10.1 (j) (Protesto).	Threshold Amount will be equal to R$5.000.000,00 with respect to Party B and, with respect to Party A, 3% of Citibank N.A.’s Net Worth, as converted by the FX Rate, that if not paid, will cause the default of a Party under the terms of the Clause 10.1 (f) (Cross Default) and of the Clause 10.1 (j) (Protest).

Patrimônio Líquido significa, para qualquer Parte, o respectivo patrimônio líquido, conforme constante de seus demonstrativos financeiros anuais ou trimestrais divulgados.	Net Worth means for any Party, its net worth, as stated in their annual or quarterly financial statements disclosed.

Prêmio significa, ainda, a quantia paga por uma Parte à outra, conforme indicada na Confirmação, referente a uma Operação de Derivativo.	Premium also means the amount paid by one Party to the other, as specified in the Confirmation, related to a Derivatives Transaction.

Taxa de Câmbio significa a taxa oficial de conversão de compra de Dólares dos Estados Unidos da América em Reais (PTAX, ou a taxa que a substituir) divulgada pelo Banco Central do Brasil por volta das 13h30, no dia útil imediatamente anterior à data de apuração, conforme apurada pelo Agente de Cálculo.	FX Rate means the official exchange rate of purchase between Reais and U.S. dollars (PTAX or any rate that substitutes it) published by the Central Bank of Brazil around 1:30 pm, at the business day immediately before of the date of determination, as stablished by the Calculation Agent.

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III. – DECLARAÇÕES ADICIONAIS	III.–ADDITIONAL REPRESENTATIONS

3.1. - A obrigação de cada uma das Partes é pagável, somente, pelas Partes, na praça onde a Parte B tiver conta com a Parte A (ou empresa de seu conglomerado) ou, no caso da Parte B não ser correntista da Parte A, na praça onde a Parte A está estabelecida, conforme indicada no preâmbulo, e o cumprimento das obrigações de cada uma das Partes está sujeita às leis, normas regulamentares e atos de autoridades competentes do Brasil e as Partes não estarão obrigadas por qualquer evento fortuito ou de força maior que fuja ao seu controle ou que as impeça de cumprir as obrigações ora assumidas.	3.1. – The obligation of each Party is payable, only by the Parties, where Party B keeps its account with Party A (or another company of the conglomerate) or where Party A is constituted, as stated in the preamble, in the case of Party B not having an account with Party A, and the performance of obligations of each Party is subject to the laws, rules and regulations of competent Brazilian authorities and the Parties shall not be obligated by any other event that is fortuitous, or that is not under their control or that obstruct them to perform the obligations herein undertaken.

3.2 - As Partes reconhecem e acordam que toda e qualquer obrigação aqui assumida pela Parte A, incluindo Citi N.A. – Filial Brasileira, ou qualquer outra obrigação decorrente da execução dos serviços objeto do presente é obrigação tão somente da respectiva entidade da Parte A signatária da Confirmação, não sendo, em nenhuma hipótese, uma obrigação da matriz do Citibank, N.A., ou de qualquer de suas subsidiárias ou coligadas, ou ainda de qualquer estabelecimento, agência ou filial destes. As obrigações de Citi N.A. – Filial Brasileira são pagáveis apenas em moeda corrente do País e nas suas dependências localizadas na Avenida Paulista, Nº 1.111, nesta Cidade de São Paulo. Acordam, ainda, que as reivindicações contra qualquer das outras instituições do Citigroup no Brasil que não Citibank, N.A. – Filial Brasileira, também serão apresentadas exclusivamente no Brasil.	3.2. – The Parties recognize and agree that any and all obligations herein undertaken by Party A, including Citi N.A. – Brazilian Branch, or any other obligation regarding services execution of this agreement is a sole obligation of the Party A entity that signed the Confirmation, and will never be an obligation of Citibank N.A. head office or any of its affiliates or subsidiaries, or any of its offices or branches. The obligations of Citi, N.A. – Brazilian Branch are payable only in local currency of the country and at the office located at Avenida Paulista Nº 1.111, City of São Paulo. The Parties also agree that any claim against any other entity of Citigroup in Brazil that is not Citi, N.A. – Brazilian Branch shall also be presented exclusively in Brazil.

3.3. – As Partes, durante a vigência do Contrato, deste Apêndice e respectivas Confirmações, obrigam-se a fazer o que segue: (i) entregar à Parte A os balanços auditados ou outros demonstrativos financeiros anuais da Parte B e do Garantidor, se aplicável, em até 120 dias do final de cada ano e os balancetes trimestrais ou outros demonstrativos financeiros trimestrais da Parte B e do Garantidor, se aplicável, em até 45 dias do final de cada trimestre; e (ii) contabilizar as operações sob o presente de acordo com os princípios contábeis geralmente aceitos no Brasil e dar às mesmas a divulgação requerida por Lei.	3.3 – The Parties, during the term of the Agreement, this Schedule and respective Confirmations represent and obligate to: (i) Deliver to Party A the audited balance sheets or other annual financial statements of Party B and its Guarantor, if applicable, within 120] days of the end of each year; and (ii) the quarterly balance sheets or other quarterly financial statements of Party B and its Guarantor, if applicable, within 45 days of the end of each quarter; and (ii) Account all transactions under the present according to the generally accepted accounting principles practiced in Brazil and to disclose them according to the Law.

3.4. – As Partes, declaram individualmente e em adição as declarações dispostas na cláusula 4.1 do Contrato, tanto na data deste Apêndice:	3.4. – The Parties, warrant individually and in addition to the warrants set forth in Clause 4.1. of the Agreement, at the date of this Schedule:

a) Que têm conhecimento e experiência dentro do mercado de derivativos, suficientes para entender a estrutura de cada Operação de Derivativos, incluindo, sem limitação, os critérios determinados no Contrato para a apuração do Valor de Reposição, com os quais concordam sem restrições;	a) That have knowledge and experience within the derivatives market, enough to understand the structure of each Derivative Transaction, including, without limitation, the criteria set forth in the Agreement for the calculation of the Replacement Value, which agree with no restrictions;

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b) Que estão cientes dos riscos inerentes às Operações de Derivativos e têm plena capacidade financeira para assumir as obrigações que venham a ser exigíveis em decorrência das Operações, mesmo nos piores cenários econômicos, bem como capacidade técnica e operacional para cumprir todas as obrigações estabelecidas no Contrato;	b) That are aware of the risks inherent to the Derivatives Transactions and have full capacity to assume the obligations that become due as a result of the Transactions, even in the worst economic scenarios, as well as technical and operational capacity to fulfill all obligations established in the Agreement;

c) Que tiveram a oportunidade de discutir os termos do presente Contrato e da Cláusula Arbitral, e assumem total responsabilidade por seu inteiro teor e pelos termos acordados para cada Operação de Derivativo;	c) That had the opportunity to discuss the terms of this Agreement and the Arbitration Clause, and assume full responsibility for their entire content and for the terms agreed for each Derivative Transaction;

d) Que solicitarão e avaliarão todas as informações que julgarem necessárias para a celebração de qualquer Operação de Derivativo;	d) That will request and evaluate all information that it deems necessary to enter into any Derivative Transactions;

e) Que possuem o conhecimento técnico e experiência suficientes para entender os riscos assumidos com as Operações e os termos deste Contrato, e que estão cientes que a Parte A não irá agir como agente fiduciário, representante ou conselheiro da Parte B com relação aos riscos envolvidos nas Operações de Derivativos, tendo a Parte B buscado aconselhamento junto a seus próprios assessores fiscais, jurídicos e contábeis para uma avaliação independente sobre a assinatura deste Contrato e da contratação das Operações, bem como sobre os riscos envolvidos, sendo certo que nenhuma comunicação (escrita ou oral) eventualmente recebida da outra Parte, ou de qualquer pessoa agindo em seu nome, relacionadas aos termos e condições de quaisquer Operações de Derivativos, deve ser considerada como conselhos ou recomendações de investimento ou celebração das Operações, ou, ainda, segurança ou garantia para os resultados esperados de qualquer Operação de Derivativos;	e) That have sufficient technical knowledge and experience to understand the risks assumed in the Transactions and the terms of this Agreement, and are aware that Party A will not act as a trustee, representative or adviser to Party B with respect to the risks involved in the Transactions, and that Party B sought advice from its own tax, legal and accounting advisors for an independent assessment of the execution of this Agreement and the contracting of the Transactions, as well as the risks involved, being certain that no communication (written or oral) eventually received from the other Party, or any person acting on its behalf, related to the terms and conditions of any Derivatives Transactions, shall be deemed to be advice or recommendations for investment or execution of the Transactions, or warranty of any expected results of any Derivative Transaction;

f) Que foram alertadas pela Parte A dos riscos envolvidos em qualquer operação com derivativos e que tiveram a oportunidade de discutir previamente com a Parte A outras possibilidades de investimento e proteção;	f) That were alerted by Party A of the risks involved in any derivative transaction and had the opportunity to previously discuss with Party A other opportunities for investment and for protection;

g) Que estão plenamente cientes de que as obrigações pecuniárias decorrentes da celebração do presente Contrato, por sua própria natureza, estão sujeitas a efeitos decorrentes de fatores econômicos e/ou políticos, entre outros, que podem levar a oscilações bruscas na cotação entre moedas estrangeiras e a moeda corrente nacional, nos índices de preços, nos índices inflacionários, nas taxa de juros, entre outros e que podem produzir alterações relevantes nas obrigações pecuniárias assumidas pelas Partes e portanto não poderão ser consideradas alterações imprevisíveis ou não esperadas pelas Partes. Diante disso, a ocorrência dessas oscilações ou variações quanto ao ativo referência de uma Operação de Derivativo, ainda que abruptas e significativas, não podem ser arguidas para se tipificar onerosidade excessiva das obrigações assumidas sob esse Contrato e no âmbito das Operações de Derivativos com o objetivo de escusar a Parte de seu integral cumprimento;	g) That are fully aware that the payment obligations arising from the execution of this Agreement, by their nature, are subject to effects arising from economic and/or political factors, among others, which may lead to sudden fluctuations in the quotation between foreign currencies and national currency, in price indexes, inflationary indexes, interest rates, among others and which may produce material changes in the payment obligations assumed by the Parties and therefore cannot be considered unforeseen or unexpected changes by the Parties. Therefore, the occurrence of such fluctuations or variations regarding the reference asset of a Derivative Transaction, even if abrupt and significant, cannot be typified as over-charging of the obligations assumed under this Agreement and in the scope of Derivatives Transactions with the purpose of to excuse the Party from its full compliance;

h) Que a Parte B não é contraparte coberta nos termos do art. 2º da Resolução CMN nº 4.662 e que se compromete a informar a Parte A caso se torne contraparte coberta a qualquer momento durante a vigência deste Contrato;	h) That Party B is not a covered counterparty under article 2 of CMN’s Resolution No. 4.662 and undertake to inform Party A if becomes a covered counterparty at any time during the term of this Agreement;

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i) Que contabilizam e continuarão a contabilizar as Operações de Derivativos de acordo com os princípios contábeis geralmente aceitos no Brasil, dando às Operações as divulgações requeridas por Lei;	i) That account for and will continue to account the Derivatives Transactions in accordance with generally accepted accounting principles in Brazil, giving the Transactions the disclosures required by law;

j) Que a celebração da Operação de Derivativos não é realizada com fundamento ou mediante conhecimento de qualquer informação privilegiada, relevante ou sigilosa relativa à Vale S.A. ou ações de emissão da Vale S.A. e/ou demais ações ou valores mobiliários de emissão da Vale S.A.;	j) That the celebration of the Derivative Transaction is not carried out using any insider, confidential or relevant information related to the Vale S.A. or to the shares issued by Vale S.A. and/or any other shares or securities issued by Vale S.A.;

k) Que observará as disposições da Resolução CVM 44, de 23 de agosto de 2021, no tocante a dever de sigilo, vedações à negociação e reporte de informações;	k) That will observe CVM Resolution n. 44, dated as of August 23, 2021, when provides the duty of secrecy, restrictions to trade and report of information;

l) A Parte B não está, na Data de Negociação ou em qualquer data em que as Partes concordem em alterar ou vencer antecipadamente a Operação, em posse de informação privilegiada (material non-public information) com respeito aos Emissores Relevantes ou a quaisquer valores mobiliários emitidos pelos Emissores Relevantes. Para fins da presente declaração, “Emissores Relevantes” significam cada instituição emissora dos valores mobiliários que compõem as ações de referência de uma Operação de Derivativo, incluindo a instituição emissora de qualquer certificado de depósito que tenha tais ações subjacentes. A despeito de qualquer disposição em contrário no Contrato, será um Evento de Rescisão Adicional sob o Contrato se a Parte B quebrar quaisquer declarações, garantias e obrigações ora assumidas nesta declaração, sendo certo que nessa hipótese a Parte B será a única Parte Afetada e esta Operação será uma Operação Terminada;	l) That Party B has not, on the Trade Date or in any other date in which Parties agree to modify or early terminate the Transaction, material non-public information related to the Relevant Issuers or to any securities issued by the Relevant Issuers. For the purpose of this statement, Relevant Issuers means each institution issuing the securities that makes up the reference asset of a Derivative Transaction, including the issuing institution any depositary receipt with underlying shares in respect thereof. Notwithstanding anything to the contrary in the Agreement, it will be deemed an Additional Termination Event under the Agreement if Party B breaches any of the statements, guaranties and obligations herein affirmed in this statement, being certain that in such case Party B will be considered the only Affected Party and this Transaction will be a Terminated Transaction;

m) Que tem ciência e entende que como mecanismo de gestão de risco, a Parte A celebra operações de hedge com participantes do mercado, de modo a se proteger das posições assumidas em operações de derivativos perante a Parte B (“Operações de Hedge”);	m) That it is aware and understands that as a risk management mechanism, Party A enters into hedging transactions with market participants, in order to protect itself from the positions assumed in derivative transactions with Party B (“Hedge Transactions”);

n) Que tem ciência e entende que as Operações de Derivativos contratadas sob o presente Contrato, o Contrato de Empréstimo e todas as garantias outorgadas no âmbito de tais operações representam uma operação estruturada, de modo que, para obtenção dos efeitos desejados pelas partes de tais instrumentos, deverão ser considerados conjuntamente; e	n) That it is aware and understands that the Derivatives Transactions executed hereunder, the Loan Agreement and the security interest granted to such transactions represent a structured transaction and, in order to obtain the effects intended by the parties of such agreements, they must be considered jointly; and

o) Que tem ciência e entende que a forma e momento de execução das garantias outorgadas no âmbito das Operações de Derivativos contratadas sob o presente Contrato e do Contrato de Empréstimo, na maneira prevista sob o presente Apêndice e nos termos dos contratos de garantia aplicáveis (“Execução Customizada”), são fundamentais e beneficiam tanto a Parte A quanto a Parte B, sendo certo que Parte B tem ciência que obteve benefício de uma precificação inferior àquela que obteria se fosse celebrar com a Parte A as mesmas operações sem contemplar a Execução Customizada.	o) That it is aware and understands that the form and timing of the enforcement of the collateral granted under the Derivatives Transactions executed hereunder and the Loan Agreement, pursuant to the terms set forth in this Schedule and in the applicable security agreements (“Customized Enforcement”), are fundamental and beneficial to both Party A and Party B, and Party B is aware that it has obtained the benefits of a lower price than the price it would obtain if Party A executed the same transactions without the Customized Enforcement.

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IV. – DO PROCEDIMENTO PARA CONTRATAÇÃO DAS OPERAÇÕES DE DERIVATIVOS	IV. – PROCEDURES FOR ENTERING INTO DERIVATIVES TRANSACTIONS

4.1. – As Partes ajustam o disposto na Cláusula V – Do Procedimento Para Contratação das Operações de Derivativos do Contrato, bem como incluem novas Cláusulas 5.3. e 5.4, as quais passarão a ter a seguinte redação:	4.1. – The Parties adjust the provisions of Clause V – Procedure for Entering into Derivatives Transactions of the Agreement, as well as include Clause 5.3. and 5.4., which shall read as follows:

“5.1. - Os procedimentos a serem observados pelas Partes para a contratação de uma Operação de Derivativo são os seguintes:	“5.1. - The procedures to be observed by the Parties for contracting a Derivative Transaction shall be as follows:

(a) as Partes ajustarão de forma expressa ou verbal, por meio de telefonema gravado eletronicamente ou por meio de plataforma eletrônica, a modalidade e os termos e condições de uma Operação de Derivativo, registros esses que servirão de meio de prova das contratações realizadas, ainda que em uma disputa judicial;	(a) the Parties shall expressly or verbally adjust, by means of an electronically recorded telephone call or through an electronic platform, the modality and terms and conditions of a Derivative Transaction, and those records shall serve as a means of proof of the transactions carried out, even if in a legal dispute;

(b) a Parte A deverá enviar à Parte B uma Confirmação, devidamente preenchida, confirmando a contratação e, também, os termos e condições da Operação de Derivativo. Caso a Confirmação não reflita exatamente os entendimentos mantidos entre as Partes, a Parte B poderá enviar eventual impugnação por escrito. A Parte B desde já concorda que a falta de impugnação escrita da Parte B, encaminhada em 2 (dois) Dias Úteis contados do recebimento das respectivas Confirmações, será entendida, para todos os fins e efeitos de direito, como a plena concordância do mesmo para com os termos do negócio expresso nas referidas Confirmações, as quais passarão a ser parte integrante e complementar do Contrato e do Apêndice, bem como título hábil para que a Parte, na qualidade de credora, nos termos do negócio, faça valer os seus direitos contra a outra Parte por via judicial.	(b) Party A shall send to Party B a Confirmation, duly completed, confirming the transaction and the terms and conditions of the Derivative Transaction. If the Confirmation does not accurately reflect the collective understandings between the Parties, Party B may challenge its terms in writing. Party B hereby agrees that the lack of a written challenge by Party B, forwarded within 2 (two) Business Days from the receipt of the respective Confirmations, shall be understood, for all legal purposes and effects, as the full agreement of the terms of the transaction expressed in said Confirmations, which shall become an integral and complementary part of the Agreement and the Schedule, as well as a valid title for the Party, as creditor, under the terms of the transaction, to enforce its rights against the other Party by judicial proceedings.

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(c) caso não haja impugnação conforme previsto no item (b) acima ou caso a impugnação seja sanada, conforme Cláusula 5.3. abaixo, a Parte B deverá, dentro de 1 (um) Dia Útil contado do recebimento da Confirmação pela Parte A e findo o prazo para impugnação previsto no item (b) acima ou dentro de 3 (três) Dias Úteis contados do recebimento da Confirmação ajustada, devolver a Confirmação original devidamente assinada por seus representantes legais com poderes para tanto, seja assinada fisicamente ou eletronicamente, na forma permitida pela Parte A.	(c) if there is no objection, as provided for in item (b) above, or if the objection is remedied, pursuant to Clause 5.3. below, Party B shall, within 1 (one) Business Day from the receipt of the Confirmation by Party A and after the deadline for challenge, provided for in item (b) above, or within 3 (three) Business Days from the receipt of the Confirmation adjusted, return the original Confirmation duly signed by its legal representatives with powers to do so, whether signed physically or electronically, as permitted by Party A.

5.2. - As Partes concordam que a Operação de Derivativo poderá também ser entre elas contratada por meio de sistemas eletrônicos disponíveis no sistema ou câmara de custódia e liquidação financeira de valores mobiliários autorizado pelo Banco Central ou pela CVM. Nesses casos, as disposições da Cláusula 5.1 serão aplicáveis somente na medida permitida pelas normas e regulamentos de tal sistema ou câmara de compensação.	5.2. - The Parties agree that the Derivative Transaction may also be contracted between them through electronic systems available in the with the custody and settlement of securities or system authorized by the Central Bank of Brazil or CVM. In such cases, the provisions of Clause 5.1 shall be applicable only to the extent permitted by the rules and regulations of such system or clearing house.

5.3. - Impugnação da Confirmação. A eventual impugnação apresentada tempestivamente pela Parte B importará o cancelamento da respectiva operação, observado que a operação será mantida nas seguintes hipóteses: (i) impugnações referentes a aspectos formais de emissão da Confirmação, que não afetem materialmente ou a essência do negócio fechado, hipótese em que a Parte A deverá corrigir imediatamente os termos incorretos da respectiva Confirmação mediante a emissão de uma nova, e (ii) impugnações referentes a aspectos materiais aplicáveis à respectiva operação, cujos esclarecimentos sejam efetuados por meio das gravações efetuadas por quaisquer das Partes. Não sendo alcançado entendimento entre as Partes para fazer constar da Confirmação os termos efetivamente negociados para a operação, a mesma será cancelada, sem prejuízo de perdas e danos devidos, na forma da legislação em vigor.	5.3. – Rejection of Confirmation. A rejection timely submitted by Party B shall imply the cancellation of the respective transaction, observed that the transaction shall be maintained in the following hypothesis: (i) the rejections are related to formal aspects of the issuing of the Confirmation, that do not materially affect the closed deal, in which case Party A shall immediately correct the incorrect terms in the respective Confirmation by issuing a new one, and (ii) the rejections are related to material aspects applicable to the respective transaction, as clarified by the recordings from either Party. If there is no agreement between the Parties to reflect the effectively negotiated terms of the transaction in the Confirmation, the transaction will be cancelled, with no loss of the right of indemnity for damages, pursuant to the terms of legislation in force.

5.4. - Local do Registro da Operação. A Parte A se obriga a promover o registro de cada operação celebrada sob o Contrato, este Apêndice e respectiva Confirmação, junto a uma das Câmaras Registradoras, conforme acordado mutuamente entre as Partes na respectiva Confirmação, observado seus procedimentos e regulamentos em vigor.	5.4. – Place of Registration. Party A undertakes to proceed to the registration of each transaction executed under the Agreement, this Schedule and respective Confirmation in one of the Clearings, chosen by mutual agreement by the Parties, with due regard to its regulations in force.”

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V. - FALTA DE DIVULGAÇÃO DE TAXAS OU ÍNDICES	V. – LACK OF PUBLISHED INTEREST RATES AND INDEXES

5.1. – As Partes alteram a redação da Cláusula 7.4. do Contrato, que passará a ter a seguinte redação:	5.1. – The Parties amend the wording of Clause 7.4. of the Agreement, which shall read as follows:

“7.4.1. Caso uma taxa, índice e/ou preço a ser utilizado para apuração de qualquer valor devido em uma Operação não seja divulgada no dia em que deveria ser apurada para quaisquer fins de uma Operação, então o Agente de Cálculo poderá utilizar a taxa, índice ou preço que vier a ser utilizado para liquidar as operações de hedge que a Parte A tenha celebrado ou operações de hedge que a Parte A considere que poderiam ser adequadamente utilizadas para se proteger dos riscos financeiros assumidos com a contratação da Operação relevante para a Parte B, desde que o Agente de Cálculo avalie de boa-fé que tal alternativa represente adequadamente o valor real de tal taxa, índice ou preço. As operações de hedge podem incluir (i) contratos futuros e opções negociados em bolsas de valores no Brasil ou no exterior, hipótese na qual poderá ser adotada a taxa, índice ou preço selecionado por tal bolsa de valores para liquidar seus contratos futuros e opções; ou (ii) outras operações de derivativos de balcão no Brasil ou no exterior, hipótese na qual poderá se adotar a mesma taxa, índice e/ou preço selecionado de acordo com os termos dos contratos que regem tal operação de derivativo; ou (iii) ativos financeiros, tais como títulos de dívida, moedas, commodities e ações, hipótese na qual poderá se adotar a mesma taxa, índice e/ou preço a ser utilizado selecionado de acordo com os termos do contrato que rege tal ativo financeiro. Caso não exista uma taxa, índice e/ou preço adotado na liquidação das operações de hedge, ou caso o Agente de Cálculo determine de boa-fé que tal alternativa não representa adequadamente o valor real de tal taxa, índice ou preço, ou ainda caso tal taxa, índice ou preço das operações de hedge ainda não tenha sido definida ou arbitrada, o Agente de Cálculo realizará todos os cálculos necessários sob tal Operação, sempre agindo de boa-fé e dentro dos mais éticos padrões de mercado.	“7.4.1. In the event that a rate, index, and/or price to be used for the calculation of any amounts due under a Transaction is not available on a day that it should be for any calculation purposes of this Transaction, then the Calculation Agent may use the rate, index, or price that will be used to settle the hedge transactions that Party A has entered into or the hedge transactions that Party A considers that could be adequately used to protect itself from the financial risks assumed due to the execution of the relevant Transaction for Party B, provided that the Calculation Agent evaluates in good faith that such alternative fairly represents the actual value of such rate, index or price. The hedge transactions may include (i) futures and options traded on a Brazilian stock exchange or abroad, in which case the rate, index, or price selected by such stock exchange to settle its futures and options may be used by the Calculation Agent; or (ii) other OTC derivatives transactions in Brazil or abroad, in which case the same rate, index, or price, selected in accordance with the terms of the agreements governing such derivative transaction, can be used by the Calculation Agent; or (iii) financial assets, such as debt securities, currencies, commodities and stocks, in which case the same rate, index, or price, selected in accordance with the terms of the agreement governing such financial asset, can be used by the Calculation Agent. If there is no rate, index, and/or price used in the settlement of the hedge transactions, or if the Calculation Agent acting in good faith establishes that such alternative does not adequately matches the accurate value of such rate, index or price, or even if such rate, index, or price of the hedge transactions has not been defined or arbitrated, then the Calculation Agent will perform all the necessary calculations under such Transaction, always acting in good faith and in accordance with the most ethical market standards.

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7.4.2. Caso uma taxa, índice e/ou preço a ser utilizado para apuração de qualquer valor devido sob uma Operação seja definitivamente extinto ou a entidade responsável pelo seu cálculo/ou divulgação anuncie publicamente que deixará de divulgar ou calcular tal taxa, índice e/ou preço, então será adotada a taxa, índice, e/ou preço que substituir a taxa, índice e/ou preço anterior, desde que realizados os eventuais ajustes na Operação relevante para considerar quaisquer diferenças entre a taxa, índice e/ou preço extinto e seu substituto, incluindo, mas não apenas, na sua forma de cálculo, periodicidade de apuração e divulgação, riscos de crédito implícitos nas taxas, entre outras diferenças, conforme apurado pelo Agente de Cálculo. Caso não exista uma taxa, índice, e/ou preço substituto quando da efetiva extinção ou do anúncio de que a taxa, índice e/ou preço será extinto ou não seja possível realizar as modificações na Operação para considerar quaisquer diferenças entre a taxa, índice e/ou preço extinto e seu substituto, então terá ocorrido um Evento de Rescisão Adicional em que a Parte B é a única parte afetada.”	7.4.2. In the event that a rate, index, and/or price to be used for the calculation of any amounts due under a Transaction is definitely terminated or the entity responsible for its calculation/or publication, publicly announces that it will cease to publish or calculate such rate, index, and/or price, then shall be adopted the rate, index and/or price that replaces such previous rate, index, and/or price, provided that with the eventual adjustments can be made in the terms of a relevant Transaction in order to account for any differences between the discontinued and the replacement rate, index and/or price, including, but not limited to, due to changes in its calculation method, calculation and publication frequency, implicit credit risks, among other differences, as determined by the Calculation Agent. If there is no replacement rate, index and/or price does by the time of the effective termination or announcement of the termination of the discontinued rate, index, and/or price, or if it is not possible to adjust the Transaction in order to account for any differences between the discontinued and the replacement rate, index and/or price, then an Additional Termination Event shall be considered as occurred in which Party B is the only Affected Party.”

VI. – DA CONFIRMAÇÃO E SEUS TERMOS	VI. – CONFIRMATION AND ITS TERMS

6.1. - As Partes alteram a redação da Cláusula 7.6. do Contrato, que passará a vigorar com a seguinte redação:	6.1. – The Parties amend the wording of Clause 7.6. of the Agreement, which shall read as follows:

“7.6. Ficha de Liquidação. Na Data de Vencimento de cada Operação de Derivativo, na Data de Vencimento Antecipado, na Data de Rescisão ou qualquer outra data estabelecida entre as Partes na Confirmação, a Parte B poderá entrar em contato com a Parte A de forma a obter os resultados financeiros apurados pelo Agente de Cálculo. ”	“7.6. Settlement Form. At the Expiration Date of each Derivatives Transaction, or at the Early Termination Date, or at the Termination Date, or any other date agreed upon the Parties in the Confirmation, Party B may contact Party A in order to obtain financial results calculated by the Calculation Agent. ”

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VII. – DO PAGAMENTO OU DA ENTREGA	VII. – PAYMENT OR DELIVERY

7.1. A liquidação financeira de cada operação celebrada sob o Contrato dar-se-á na forma expressa nos Regulamentos, Regras, Manuais e Anexos da respectiva Câmara Registradora e, se for o caso, nas Confirmações, observada a perfeita obediência às normas regulamentares vigentes e às práticas usuais de mercado.	7.1. The financial settlement of each transaction entered into under the Agreement shall take place in the form set forth in the Clearing Regulations, Rules, Manuals and Annexes and, as the case may be, in the Negotiation Notes, observing the perfect compliance with current regulations and usual market practices.

7.2. As Partes alteram a redação das Cláusulas 8.2. e 8.3 do Contrato, bem como incluem nova Cláusula 8.3.1., com a seguinte redação:	7.2. The Parties amend the wording of Clauses 8.2. and 8.3 of the Agreement, as well as include Clause 8.3.1., which shall read as follows:

“8.2. Os resultados positivos à Parte B serão pagos pela Parte A em fundos imediatamente disponíveis na data de liquidação da operação mediante crédito ou remessa de fundos para conta de titularidade da Parte B designada por esta. Caso a Parte B seja correntista do Citi S.A., a Parte B, desde já, autoriza a Parte A a promover os citados créditos na conta de sua titularidade junto ao Citi S.A., expressamente indicada na respectiva Confirmação.	“8.2. The positive results to Party B shall be paid by Party A in immediately available funds, at the transaction settlement date, through credit or funds transfer to a current account held by Party B, indicated by the same. If Party B holds an account with Citi S.A., Party B hereby authorizes Party A to promote said credits in its account with Citi S.A., expressly provided in the Confirmation.

8.3. No caso de resultados negativos, a Parte B se obriga a pagar à Parte A as importâncias devidas em fundos imediatamente disponíveis, na data de liquidação da operação. Caso a Parte B mantenha conta junto ao Citi S.A., a Parte B, desde já, dá poderes à Parte A para instruir ao Citi S.A., nos termos da regulamentação vigente, em caráter irrevogável, irretratável e incondicional, para promover os débitos na data de liquidação de cada operação, na conta de sua titularidade expressamente indicada na Confirmação, bem entendido que referida conta deverá estar provisionada com fundos imediatamente disponíveis suficientes para acatar os débitos nos seus respectivos vencimentos.	8.3. In case of negative results, Party B is liable to pay Party A the amounts due in immediately available funds, at the transaction settlement date. If Party B holds an account with Citi S.A., Party B hereby grants irrevocable and irretrievable powers to Party A to instruct Citi S.A., in due compliance with the regulation in force, to promote the said debits at the settlement date of each transaction, as established in the respective Confirmation, it being understood that said account must be provisioned with enough immediately available funds to proceed the debits in the respective maturities.

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8.3.1. A Parte B reconhece que a presente autorização permanecerá em vigor durante o prazo previsto na Cláusula 13.1 do Contrato, respeitando, ainda, a total liquidação das operações firmadas ao amparo deste instrumento que eventualmente estejam em aberto.	8.3.1. Party B acknowledges that such authorization shall be valid during the term set forth in Clause 13.1 of the Agreement, observed the total settlement of all outstanding transactions executed under the Agreement.

7.3. Na ocorrência de qualquer Evento de Inadimplemento ou Evento de Rescisão as Partes nomeiam, desde já, a Parte A como Agente Acelerador (conforme definido nos regulamentos em vigor da Câmara Registradora eleita pelas Partes), com poderes exclusivos para comandar, eletronicamente, o “input” (comando eletrônico) para antecipar o vencimento da(s) operação(ões), bem como cumprir com as demais obrigações daí decorrentes.	7.3. In the event of any Event of Default or Termination Event, the parties hereby appoint Party A as the Accelerating Agent (as defined in the regulations of the Clearing in force), with exclusive powers to command the "input" in the system of the Clearing to anticipate the termination of the transaction (s), as well as to comply with the other obligations arising therefrom.

VIII. - PENALIDADES E JUROS DE MORA	VIII. – PENALTIES

8.1. - As Partes alteram a redação da Cláusula 9.2. do Contrato, bem como incluem uma nova Cláusula 9.3., as quais passam a vigorar com seguinte redação:	8.1. – The Parties amend the wording of Clause 9.2. of the Agreement, as well as include Clause 9.3., which shall read as follows:

“9.2. Se ocorrer atraso no pagamento de quaisquer importâncias devidas em razão do Contrato, deste Apêndice ou de qualquer Confirmação, as quantias devidas serão corrigidas monetariamente com base na variação positiva do IPCA no período, conforme calculado e divulgado pela Fundação Getúlio Vargas ou, na ausência de publicação de tal índice, ou sendo ilegal sua aplicação da maneira estipulada em cada Operação, as quantias devidas serão corrigidas monetariamente com base em outro indexador que substitua o IPCA, calculadas desde a Data de Vencimento até a data do efetivo pagamento, respeitada a periodicidade mínima legal. Sobre as quantias devidas e não pagas será ainda aplicada (i) multa não compensatória de 2% (dois por cento), mais (ii) juros moratórios de 1% (um por cento) ao mês.	“9.2. If there is a late payment of any amount due with respect to the Agreement, this Schedule or any Confirmation, the amounts owed will be adjusted monetarily, based on the positive variation of the IPCA during the period, as calculated and released by Fundação Getulio Vargas or, in case such index is not published, or being illegal its application in the manner stipulated in each Transaction, the amounts owed will be adjusted monetarily based on other index which replaces IPCA, calculated from the Expiration Date until the date of actual payment, observed the minimum legal periodicity. Over the amounts due and unpaid will apply (i) non-compensatory fine of 2% (two percent), plus (ii) interest of 1% (one percent) per month.

9.3. - Se, para a defesa ou exercício dos direitos decorrentes do Contrato, Apêndice ou qualquer Confirmação, qualquer das Partes for obrigada a recorrer aos meios judiciais, caberá à Parte vencida em demanda judicial pagar, além das custas processuais, os honorários advocatícios da Parte vencedora no valor que vier a ser fixado na respectiva sentença condenatória.”	9.3. – If in order to pursue its rights under the Agreement, this Schedule and any Confirmation any of the Parties is obligated to use judicial means, the losing Party in the demand shall pay, in addition to the process costs, the legal fees of the winning Party in the amount to be determined by the final judgment of the court.”

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IX. – EVENTOS DE INADIMPLEMENTO E DAS CONSEQUÊNCIAS DO VENCIMENTO ANTECIPADO	IX. –EVENTS OF DEFAULT AND EARLY TERMINATION CONSEQUENCES

9.1. - As Partes alteram a redação dos itens (a), (b), (f), (g), (h), (j) e (k) da Cláusula 10.1. do Contrato, as quais passarão a vigorar com a seguinte redação:	9.1. – The Parties amend the wording of items (a), (b), (f), (g), (h), (j) and (k) of Clause 10.1. of the Agreement, which shall read as follows:

(a) Não Pagamento ou Não Entrega. O não pagamento, no vencimento, de qualquer pagamento nos termos deste Contrato, ou a não entrega, desde que tal falha não seja sanada dentro de 2 (dois) Dias Úteis a contar do comunicado da Parte Inocente enviado por e-mail ou qualquer outro meio válido;	(a) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery to be made by it if such failure is not remedied within two (2) Business Days as from the time a notice of such failure from the Non-Defaulting Party is given to the other party via email or any other legal means;

(b) Violação Contratual. O descumprimento ou não observância de qualquer termo, avença, acordo ou obrigação estipulados neste Contrato e nas Confirmações ou em qualquer outro contrato, acordo ou instrumento que a Parte tenha firmado com a outra Parte e que deva ser cumprido ou observado, desde que tal falha não seja sanada dentro de 2 (dois) Dias Úteis a contar do comunicado da Parte Inocente enviado por e-mail ou qualquer outro meio válido;	(b) Breach of Agreement. Failure by a party to comply with or perform any term, covenant, agreement or obligation under this Agreement and under the Confirmation, or under any other contract, agreement or instrument that the Party has entered into with the other Party and that shall be complied with or performed, if such failure is not remedied within two (2) Business Days after notice of such failure from the Non-Defaulting Party is given to the other party via email or any other legal means;

(f) Cross Default. A ocorrência ou a existência de (a) um inadimplemento de qualquer Obrigação Coberta na data em que seria originalmente devida; ou (b) a existência de um evento de inadimplemento ou qualquer condição similar que permita ou autorize que uma Obrigação Coberta se torne vencida e exigível antes do tempo em que de outra forma seria considerada vencida e exigível, após observados quaisquer prazos de cura eventualmente aplicáveis. Para fins deste Evento de Inadimplemento, considera-se Obrigação Coberta:	(f) Cross Default. The occurrence or existence of (a) default on any Covered Transaction on the date it would be originally due; or (b) the existence of an event of default or any similar condition that allows or authorizes a Covered Transaction to become due and payable before the date it would otherwise be deemed due and payable, after any applicable cure period has been observed. For the purpose of this Event of Default, a Covered Transaction shall be considered:

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Com relação à Parte B, significa:		With respect of Party B, means:

(i)	Quaisquer obrigações da Parte B assumidas perante a Parte A ou a qualquer uma das Afiliadas da Parte A; e/ou	(i)	Any obligations of Party B agreed with Party A or any of the Affiliates of Party A; and/or
(ii)	Quaisquer obrigações da Parte B perante quaisquer terceiros (que não a Parte A ou suas Afiliadas), desde que, nos casos de obrigações pecuniárias, o respectivo valor devido, individual ou agregado, seja superior ao Montante Mínimo especificado no Apêndice.	(ii)	Any obligations of Party B agreed with any third-party (other than Party A or its Affiliates), provided that, in the case of payment obligation, the respective due amount, individually or aggregated, is greater than the Threshold Amount specified in the Schedule.

Com relação à Parte A, significa:		With respect of Party A, means:

(i)	Quaisquer obrigações da Parte A assumidas perante a Parte B; e/ou	(i)	Any obligations of Party A agreed with Party B; and/or
(ii)	Quaisquer obrigações da Parte A perante quaisquer terceiros (que não a Parte B), desde que nos casos de obrigações pecuniárias, o valor devido individual ou agregado seja superior ao Montante Mínimo especificado no Apêndice.	(ii)	Any obligations of Party B agreed with any third-party (other than Party A or its Affiliates), provided that, in the case of payment obligation, the respective due amount, individually or aggregated, is greater than the Threshold Amount specified in the Schedule.

(g) Insolvência. Caso uma Parte: (1) (a) requeira recuperação judicial, extrajudicial, falência, extinção, liquidação, dissolução, insolvência, inicie um processo de conciliação ou mediação antecedente ao processo de recuperação judicial ou requeira tutela de urgência cautelar nos termos do artigo 20-B, §1º da Lei nº 11.101 de 09 de fevereiro de 2005 e eventuais alterações posteriores, ou (b) tenha ajuizado ou instituído contra ela por qualquer terceiro processo visando falência, insolvência, liquidação judicial ou extrajudicial ou qualquer outra renegociação que possa afetar os direitos creditícios da outra parte, desde que não elidido no prazo legal; (2) tenha decretada sua, intervenção, falência, extinção, liquidação, dissolução, insolvência ou Regime Especial de Administração Temporária, nos termos do artigo 4º da Lei nº 9.447/87 (RAET), exceto para os procedimentos mencionados neste item que sejam extintos ou suspensos no prazo de até 30 (trinta) dias da sua declaração ou (3) efetue ou dê início a qualquer tipo de cessão, reorganização ou composição com ou para benefício de seus credores, ou qualquer outra renegociação que possa afetar os direitos creditícios da outra Parte.	(g) Insolvency. If a Party: (1) (a) files for judicial or extrajudicial recovery, bankruptcy, extinction, liquidation, dissolution, insolvency, starts a conciliation or mediation procedure preparatory for a judicial recovery filing or request an preliminary relief under the terms of article 20-B, § 1 of Law No. 11.101 of February 9th, 2005 and any subsequent amendments, or (b) has filed against it process seeking its bankruptcy, judicial or extrajudicial liquidation, dissolution, insolvency or any renegotiation that may affect the credit rights of the other party, provided this is not suspended (elidido) within the legal term; (2) has declared, its intervention, bankruptcy, extinction, liquidation, dissolution or insolvency or Special Regime of Temporary Administration, pursuant to Article 4 of Law No. 9447/87 (RAET), except for the procedures mentioned in this item that are terminated or suspended within 30 (thirty) days of their declaration; or (3) perform or initiate any type of assignment, reorganization or composition with or for the benefit of its creditors, or any other renegotiation that may affect the credit rights of the other Party.

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(h) Reorganização Societária sem Assunção de Obrigações. Caso a Parte venha a ser incorporada, ou se fundir, ou transferir todos, ou parcela substancial de seus ativos para outra entidade ou efetuem qualquer tipo de reorganização societária (em conjunto, “Reorganização”) e, à época de tal Reorganização, a entidade resultante, sobrevivente ou cessionária, após tal medida, (1) não assuma todas as obrigações estipuladas neste Contrato ou em qualquer Instrumento de Constituição de Garantia, por força da lei ou nos termos de um acordo razoavelmente satisfatório à outra Parte do presente Contrato; ou (2) tenha uma condição econômico financeira materialmente mais fraca que a Parte, anteriormente a tal Reorganização; ou (3) deixe de conduzir todos ou uma parte substancial dos negócios da Parte, como vêm sendo atualmente conduzidos, de tal forma que, a critério da outra Parte, prejudique o cumprimento das obrigações da Parte, nos termos do Contrato.	(h) Merger without Assumption. If the Party be incorporated, merge or transfer all or substantially all its assets to another entity or effect any type of corporate reorganization (collectively, “Reorganization”) and, by the time of such Reorganization, the resulting entity, survivor or transferee, after such action, (1) do not assume all the obligations set forth in this Agreement or any Credit Support Instrument, by order of law or by means of an agreement reasonably satisfactory to the other Party to this Agreement; or (2) has an economic and financial condition materially weaker than the Party, prior to such Reorganization, or (3) ceases to conduct all or a substantial part of the business of the Party, as they are currently being conducted, so that, at the discretion of the other Party, adversely affect the compliance of the obligations of the Party under the terms of the Agreement.

(...)	(…)

(j) Protesto. Se qualquer Parte for executada ou tiver títulos de sua emissão ou aceite protestados em valor total superior ao Montante Mínimo, desde que, no prazo de 3 (três) Dias Úteis, (1) não se suste o protesto ou (2) não se comprove ter sido o protesto requerido por erro ou má-fé do apresentante;	(j) Protest. If either Party undergoes collection action or its bills or trade acceptances are protested, such bills or acceptances in an amount exceeding the Threshold Amount and fails to remedy such situation within 3 (three) Business Days by (1) sustaining the protest or (2) proving that the protest was filed erroneously or in bad faith by the party taking such action;

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(k) Alteração do Controle Acionário. Se, a qualquer momento, (i) o Controlador da Parte B deixar de ser o titular de parcela do capital social da Parte B que lhe assegure o direito de eleger a maioria dos membros da diretoria ou do conselho de administração da respectiva sociedade ou, ainda, dirigir ou orientar o funcionamento e as diretrizes da Parte B, nos termos do artigo 116 da Lei nº 6.404, de 15 de dezembro de 1976. ou (ii) o Controlador da Cosan S.A. deixe de ser o Sr. Rubens Ometto Silveira Mello ou um familiar imediato ou qualquer entidade controlada por qualquer um destes.	(k) Changes in Shareholding Control. If, at any moment, (i) the Controller of Party B ceases to be the holder of a portion of the capital stock of Party B assuring it to have the rights to elect the board of directors or board of officers of each party or, also, manage and guide the operations and corporate activities of Party B, pursuant to the terms of article 116 of Law no. 6,404, of December 15, 1976 or (ii) the Controller of Cosan S.A. ceases to be Mr. Rubens Ometto Silveira Mello and/or any immediate family members, or an entity, directly or indirectly controlled by any of them; or

(l) Eventos de Inadimplemento Adicionais	(l) Additional Event of Default.

(i) Se a Parte B, durante a vigência deste Contrato, oferecer a terceiros garantias, eventos de inadimplemento ou vencimento antecipado mais favoráveis que os termos do presente instrumento sem antes alterar o presente Contrato de forma a oferecer os mesmos termos favoráveis à Parte A; e	(i) If Party B, during the term of this Agreement, provides to other counterparties guarantees, events of default or early termination events more favorable than the terms of this instrument without first changing the terms of this Agreement in order to offer the same favorable terms to Party A; and

(ii) Considerando que as partes das Operações de Derivativos celebradas entre as Partes no âmbito do presente Contrato são contratadas com o propósito específico de proteger a Parte B dos riscos e exposição em moeda estrangeira, taxa de juros e variações no preço das ações da Vale S.A. no âmbito da operação de empréstimo formalizada por meio do Contrato de Empréstimo, caso (i) as obrigações da Parte B no âmbito do Contrato de Empréstimo sejam antecipadamente vencidas, total ou parcialmente, sendo certo que uma antecipação do pagamento como resultado de um ajuste feito pelo Agente de Cálculo no âmbito desta Operação de Derivativos não constituirá um evento de inadimplemento ou (ii) ocorra um evento de inadimplemento no âmbito do Contrato de Empréstimo.”	(ii) Considering that parties of the Derivatives Transactions entered into between the Parties under this Agreement are celebrated specifically to hedging the risks and foreign currency exposure, interest rate and price variation in the shares of Vale S.A. under the loan transaction under the Loan Agreement, if (i) the obligations of Party B under the Loan Agreement are accelerated, partially or entirely, it being understood that a prepayment resulting from an adjustment made by the Calculation Agent under this Derivative Transaction shall not constitute an event of default, or (ii) there occurs an event of default under the Loan Agreement.”

9.2. As Partes desde já estabelecem que o Vencimento Antecipado Automático se aplica aos itens (g) e (i) da Cláusula X – Evento de Inadimplemento, conforme alterado, sendo certo que no caso de Vencimento Antecipado Automático, a Data de Vencimento Antecipado será a data da ocorrência do Evento de Inadimplemento.	9.2. The Parties hereby agree that the Automatic Early Termination applies to item (g) and (i) of Clause X - Event of Default, as amended, whilst in the case of Automatic Early Termination, the Early Termination Date will be the date of the occurrence of the Event of Default.

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9.3. Com relação à Parte A, serão aplicáveis todos os Eventos de Inadimplemento descritos na Cláusula 10.1., com exceção dos eventos descritos nas alíneas (h), (k) e (l) do Contrato. Com relação à Parte B, serão aplicáveis todos os Eventos de Inadimplemento descritos na Cláusula 10.1 do Contrato. Com relação às Afiliadas da Parte B, serão aplicáveis os Eventos de Inadimplemento descritos nas alíneas (g), (i) e (k) da Cláusula 10.1 do Contrato.	9.3. With respect of Party A, all the Events of Default described in clause 10.1. shall apply, except for the events described in letters (h), (k) and (l) of the Agreement. With respect to Party B, all the Events of Default described in Clause 10.1 of the Agreement shall apply. With respect to Affiliates of Party B, only the Events of Default described in letters (g), (i) and (k) of Clause 10.1 of the Agreement shall apply.

X. – Do Pagamento ou da Entrega e DAS CONSEQUÊNCIAS DO VENCIMENTO ANTECIPADO E RESCISÃO DAS OPERAÇÕES DE DERIVATIVOS	X. – Payment or Delivery and CONSEQUENCES OF EARLY TERMINATION AND TERMINATION OF DERIVATIVES TRANSACTIONS

10.1. A Cláusula 8.3 será excluída e deixará de produzir efeitos.	10.1. Clause 8.3 will be excluded and shall no longer be effective.

10.2. As Partes alteram a redação das Cláusulas 11.1., 11.2, 11.5, 11.6 e 11.8 do Contrato, que passará a vigorar com a seguinte redação:	10.2. The Parties amend the wording of Clauses 11.1., 11.2, 11.5, 11.6 of the Agreement, which shall read as follows:

“11.1. - Eventos de Inadimplemento. Se, a qualquer tempo, um Evento de Inadimplemento venha a ocorrer e persista em relação à Parte Inadimplente, a Parte Inocente poderá declarar o vencimento antecipado de todas as obrigações decorrentes deste Contrato, por meio de comunicado à Parte Inadimplente, enviado por e-mail ou qualquer outro meio válido pela Parte Inocente, a qual deverá especificar o Evento de Inadimplemento que se tenha verificado e a Data de Vencimento Antecipado das obrigações, observado que, a partir do momento da notificação, as garantias outorgadas para assegurar o cumprimento das Operações poderão, independentemente de qualquer ato adicional, ser excutidas, sendo certo que a Parte Inocente deverá (i) antes da excussão das garantias, apresentar à Parte Inadimplente um relatório com estimativa dos cálculos dos valores devidos; e (ii) depois da excussão das garantias, apresentar à Parte Inadimplente um relatório com o cálculo dos valores devidos, bem como o racional da excussão dos ativos dados em garantia e sua aplicação no cumprimento das obrigações devidas pela Parte Inadimplente. Se, no entanto, o Apêndice especificar que um Vencimento Antecipado Automático aplicar-se-á ao Evento de Inadimplemento de uma Parte, então será aplicado o vencimento antecipado automático e imediato de todas as obrigações previstas neste Contrato ou em cada Confirmação, independentemente de comunicado ou aviso judicial ou extrajudicial, observado que, a partir da data de ocorrência do Vencimento Antecipado Automático, as garantias outorgadas para assegurar o cumprimento das Operações poderão, independentemente de qualquer ato adicional, ser excutidas, sendo certo que a Parte Inocente deverá (i) antes da excussão das garantias, apresentar à Parte Inadimplente um relatório com estimativa dos cálculos dos valores devidos; e (ii) depois da excussão das garantias, apresentar à Parte Inadimplente um relatório com o cálculo dos valores devidos, bem como o racional da excussão dos ativos dados em garantia e sua aplicação no cumprimento das obrigações devidas pela Parte Inadimplente.”	“11.1. - Events of Default. If at any time, an Event of Default with respect to the Defaulting Party has occurred and is then continuing, the Non-defaulting Party may, by e-mail or any other valid mean, notify the Defaulting Party about the early maturity of all obligations under this Agreement, specifying the relevant Event of Default and establishing the Early Maturity Date, on which the obligations herein provided for shall become immediately due and payable, noted that, from the moment of notification, the collateral granted to secure the performance of the Transactions may, regardless of any additional act, be enforced, being certain that the Non-defaulting Party shall (i) before the enforcement of the collateral, present to the Defaulting Party a report with an estimation of the calculations of the amounts due; and (ii) after the enforcement of the collateral, present to the Defaulting Party, a report with the calculations of the amounts due, as well as the rationale for the foreclosure of the assets given as collateral and its application in the fulfillment of the obligations owed by the Defaulting Party. If, however, an Automatic Early Termination is stated in the Schedule as applying to an Event of Default by one Party, then the automatic and immediate early termination of the obligations provided for in this Agreement or in each Confirmation, irrespective of judicial or extra judicial notice or warning, will be applied, noted that, from the date of the Automatic Early Termination, the collateral granted to secure the performance of the Transactions may, regardless of any additional act, be enforced, being certain that the Non-defaulting Party shall (i) before the enforcement of the collateral, present to the Defaulting Party a report with an estimation of the calculations of the amounts due; and (ii) after the enforcement of the collateral, present to the Defaulting Party, a report with the calculations of the amounts due, as well as the rationale for the foreclosure of the assets given as collateral and its application in the fulfillment of the obligations owed by the Defaulting Party.”

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“11.2. - Eventos de Rescisão. Se, a qualquer época, um Evento de Rescisão tiver ocorrido, a Parte Inocente poderá declarar o vencimento antecipado de todas as Operações Rescindidas, através de notificação à outra Parte, enviada por e-mail ou qualquer outro meio válido, que deverá especificar o Evento de Rescisão, as Operações Terminadas relacionadas e a Data de Rescisão, a qual poderá ser o mesmo dia do recebimento da notificação pela outra Parte, observado que, em tal notificação, a Parte Inocente deverá enviar uma estimativa dos montantes devidos e, caso um montante equivalente a 110% de tal estimativa seja pago pela Parte Afetada em até 1 Dia Útil contado da data de tal notificação (“Pagamento do Valor Estimado”), a Parte Inocente irá se abster de executar qualquer garantia e de exercer quaisquer direitos adicionais contra a Parte Afetada até que tais montantes sejam usados para repagar as obrigações da Parte Afetada sob as Operações Terminadas. Caso a Parte Afetada proceda com o Pagamento do Valor Estimado, uma vez definido o cálculo do valor definitivo, (i) qualquer valor pago em excesso será devolvido para a Parte Afetada em até 3 Dias Úteis; e (ii) quaisquer valores ainda devidos pela Parte Afetada deverão ser pagos em até 1 Dia Útil da data do cálculo definitivo e caso tal pagamento não seja realizado, a Parte Inocente poderá executar toda e qualquer garantia prestada em seu benefício, bem como exercer quaisquer outros direitos contra a Parte Afetada. Caso o Pagamento do Valor Estimado e seu complemento, se for o caso, não sejam realizados nos prazos acima indicados, a Parte Inocente poderá, independentemente de qualquer medida adicional, após o decurso dos prazos indicados, iniciar a execução de quaisquer garantias que tenham sido outorgadas em seu benefício, sendo certo que depois da excussão das garantias, a Parte Inocente deverá apresentar à Parte Afetada um relatório com o cálculo dos valores devidos, bem como a aplicação dos valores resultantes dos ativos dados em garantia no cumprimento das obrigações devidas pela Parte Inadimplente.”	“11.2. - Termination Events. If at any time, an Event of Termination has occurred, the Non-Affected Party may declare the early maturity of all Terminated Transactions by notice to the other Party, sent by email or any other valid means, which shall specify the Event of Termination, the related Terminated Transactions and the Early Termination Date, which may be the same day of receipt of the notice by the other Party, provided that, in this notice, the Non-Affected Party shall send an estimation of the amounts due and, if an amount equivalent to 110% of the estimation is paid by the Affected Party within 1 Business Day counted from the date of the relevant notice (“Payment of Estimation Amount”), then the Non-Affected Party will abstain from enforcing any collateral and from exercising any additional remedies against the Affected Party until such amounts are used to repay the obligations of the Affected Party under the Terminated Transactions. In case the Affected Party proceeds with the Payment of the Estimation Amount, upon the calculation of the definitive amount, (i) any excess amount shall be returned to the Affected Party within 3 Business Days; and (ii) any amounts still owed by the Affected Party shall be paid within 1 Business Day from the date of the definitive calculation and failure to do so will enable the Non-Affected Party to enforce any and all collateral it may hold, as well as exercise other remedies against the Affected Party. In case the Payment of the Estimation Amount and any subsequent required amounts are not made within the terms established herein, the Non-Affected Party shall, regardless of any further measure and after the terms set forth herein, start the enforcement of any collateral that was granted to such party, it being understood that after the enforcement of the collateral, the Non-Affected Party shall present to the Affected Party a report with the calculations of the amounts due, as well as application of the proceeds resulting from the assets given as collateral in the fulfillment of the obligations owed by the Affected Party.

“11.5. – Pagamentos em Caso de Vencimento Antecipado. O Agente de Cálculo fará os cálculos especificados neste Contrato tão logo seja exequível, preparando também relatórios demonstrativos da elaboração desses cálculos e incluindo as referências e fontes utilizadas, o Valor de Reposição e o valor devido por uma Parte à outra em relação a cada uma das Operações Terminadas.”	“11.5. – Payments in case of Early Termination. The Calculation Agent will make the calculations specified in this Agreement as soon as enforceable, preparing as well the reports demonstrating the calculations and including the references and sources which were used, the Replacement Amount and the total amount owed to one Party to the other in each Terminated Transaction.”

“11.6. –- Valor de Vencimento Antecipado e Valor de Rescisão. As Partes acordam que o Valor de Vencimento Antecipado ou Valor de Rescisão devido em relação às Operações Terminadas (“Valor de Vencimento Antecipado” ou “Valor de Rescisão”, conforme o caso) será igual a	“11.6. – Amount of Early Termination and Amount of Termination. The Parties hereby agree that the Amount of Early Termination or Amount of Termination related to the Terminated Transactions (“Early Termination Amount” or “Termination Amount”) shall be equal to:

(a) a soma de (i) o Valor de Reposição (calculado, nos termos deste Contrato, pelo Agente de Cálculo) de cada uma das Operações Terminadas (cujo resultado expresse um número positivo quando esse Valor de Reposição deva ser recebido pela Parte A, e cujo resultado expresse um número negativo quando a Parte A deva pagar esse valor à Parte B) e (ii) os Valores Não Pagos e devidos à Parte A, menos	(a) the sum of (i) the Replacement Amount (calculated by the Calculation Agent pursuant to this Agreement) of each of the Terminated Transactions (whose result is a positive number whenever such Replacement Amount is to be received by Party A, and whose result is a negative number whenever Party A is required to pay such amount to Party B) and (ii) the Unpaid Amounts due and payable by Party A, less;

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(b) os Valores Não Pagos e devidos à Parte B.	(b) the Unpaid Amounts due and payable by Party B.

Se o valor devido resultante for positivo, a Parte B pagará à Parte A; se o valor devido resultante for negativo, a Parte A fará o pagamento integral desse montante à Parte B.”	If the resulting payable amount is positive, Party B shall pay to Party A, if the resulting payable amount is negative, Party A shall pay the full amount thereof to Party B.”

“11.8. - Data de Pagamento. O Agente de Cálculo comunicará, por meio de fac-símile, e-mail ou qualquer outro meio válido, os valores devidos pela Parte inadimplente ou pela Parte Afetada, por força do vencimento antecipado de suas obrigações ou pela resilição daquela Operação de Derivativo, informando-a o valor devido, uma vez calculado, nos termos da Cláusula 11.1 ou 11.2, conforme aplicável. Considerar-se-á a data de pagamento dos valores devidos a data de vencimento antecipado ou a data de rescisão indicada nos termos da Cláusula 11.1 ou 11.2, conforme aplicável, ou outra data posterior informada pela Parte Inocente (“Data de Pagamento do Valor de Vencimento Antecipado”) ou do Valor de Resilição”).”	“11.8. – Payment Date. The Calculation Agent shall communicate, via fac-simile, email or any other acceptable mean, the amounts owed by the defaulting Party or by the Affected Party, as a result of an early termination of its obligations or as a result of the termination of such Derivative Transaction, informing of the total amount owed once it is calculated, pursuant to Clause 11.1 or 11.2, as applicable. The date of payment of the amounts due shall be the early maturity date or the early termination date indicated under the terms of Clause 11.1 or 11.2, as applicable or any other later date informed by the Innocent Party (“Date of Payment of the Early Maturity Amount”) or the Termination Amount”).”

XI. - DA COMPENSAÇÃO DAS OBRIGAÇÕES	XI. NETTING OF TRANSACTIONS

11.1. – As Partes alteram a redação da Cláusula 12.1. do Contrato, que passará a vigorar com a seguinte redação:	11.1. The Parties amend the wording of Clause 12.1. of the Agreement, which shall read as follows:

“12.1. Nos termos do disposto nos artigos 368 e seguintes do Código Civil Brasileiro, da Resolução do Conselho Monetário Nacional nº 3.263/2005 e do artigo 30 da Medida Provisória nº 2.192/2001, e eventuais alterações posteriores, as Partes ajustam desde já, em caráter irrevogável e incondicional, que todas e quaisquer obrigações existentes entre ambas oriundas deste Contrato e de qualquer Operação de Derivativos, poderão ser tratadas em seu conjunto como uma só e única obrigação entre elas, de modo que os valores líquidos que qualquer das Partes tenha que pagar à outra possam ser compensados com valores que esta última deva sob este Contrato ou qualquer Operação de Derivativos. As Partes acordam ainda que o valor único eventualmente devido por uma das Partes em decorrência desse Contrato poderá ser compensado com qualquer outro valor igualmente vencido e exigível de responsabilidade da outra Parte em decorrência de qualquer outro acordo, contrato, operação ou serviço celebrado entre as Partes.”	“12.1. – Pursuant to the provisions set forth in articles 368 et seq. of the Brazilian Civil Code, the Resolution of the National Monetary Council n. 3.263/2005 and article 30 of Provisional Measure n. 2.192/2001, and any subsequent amendments, the Parties hereby irrevocably and unconditionally agree that all and any obligations arising between them under this Agreement and any Derivatives Transactions may be considered as a whole and only obligation between them, so that the net amounts that either Party may pay to the other may be offset against amounts owed by the latter under this Agreement or any Derivatives Transactions. The Parties further agree that any single amount eventually due by one Party under this Agreement may be offset against any other amount equally due and payable by the other Party under any other agreement, operation or service entered into by the Parties.”

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XII – OUTRAS OBRIGAÇÕES DAS PARTES	XII. – OTHER OBLIGATIONS OF THE PARTIES

12.1. As Partes desde já reconhecem como líquidas e certas, inclusive para fins de cobrança mediante execução, as suas obrigações apuradas em conformidade com o Contrato, este Apêndice e as respectivas Confirmações, servindo o presente Apêndice, juntamente com o Contrato e a respectiva Confirmação (ou com as telas do registro na respectiva Câmara Registradora) como título executivo para os fins previstos no art. 784, inciso III do Código de Processo Civil.	12.1. The Parties henceforth acknowledge their obligations calculated in accordance with the Agreement, this Schedule and respective Confirmation as clearly legal credit (“obrigações líquidas e certas”), that can be used even in case of judicial demand by executive procedure, the present Schedule, together with the Agreement and the respective Confirmation (or with the screens of the register in the Clearing) can be used as enforcement for the purposes set out in article 784 of the Code of Civil Procedure.

XIII. – DAS RETIFICAÇÕES	XIII. – RECTIFICATIONS

13.1. – Desejam as Partes retificar algumas disposições da Cláusula 3 e da Cláusula 10.1. do Contrato, como segue:	13.1. – Certain terms of the Clause 3 and of Clause 10.1. of the Agreement will be modified, as follows:

(i) corrigir a referência feita à Cláusula 11 na definição de “Data de Pagamento do Valor de Vencimento Antecipado ou do Valor de Rescisão”, uma vez que a referência correta é a “Cláusula 11.8”, bem como a referência feita na definição de “Evento de Inadimplemento Adicional” à Cláusula 10.1(m), que na verdade deve ser “Cláusula 10.1(l)”.	(i) correct the reference stated in Clause 11 in the definition “Date for Payment of the Amount related to Early Termination or the Termination”, once the correct reference is “Clause 11.8”, as well as the reference stated in “Additional Event of Default” to Clause 10.1(m), which should be “Clause 10.1 (l)”.

(ii) na Cláusula III, excluir a definição de “Caderno de Confirmações”.	(ii) in Clause III, delete the definition “Confirmations Book”.

(iii) a Cláusula 7.1 não é aplicável ao Contrato.	(iii) Clause 7.1 shall not be applicable to the Agreement.

(iv) na Cláusula 10.1 (f), onde lia-se “(...) nos termos de um ou mais acordos ou instrumentos celebrados entre (1) quaisquer deles (individual ou coletivamente) ou (2) um inadimplemento(...)” leia-se “(...) nos termos de um ou mais acordos ou instrumentos celebrados entre quaisquer deles (individual ou coletivamente) e a outra Parte ou (2) um inadimplemento (...)”.	(iv) in the Clause 10.1 (f), where it states “(…) under one or more agreements or instruments entered into by (1) any of the Parties (individually or collectively) or (2) a default (…)” read “(…) under one or more agreements or instruments entered into by any of the Parties (individually or collectively) and the other Party or (2) a default (…)”.

(v) na Cláusula 10.1 (j) onde lia-se “(1) não sustente” leia-se “não (1) suste”.	(v) in Clause 10.1 (j) where it reads “(1) não sustente” it shall be read “não (1) suste.

XIV. - ARBITRAGEM	XIV. - ARBITRATION

14.1. As Partes concordam em submeter à arbitragem todos os litígios relacionados ao Contrato e cada Operação de Derivativos, na forma estabelecida no Anexo I, o qual é parte integrante e inseparável deste Apêndice.	14.1. The Parties agree to submit to arbitration all disputes relating to the Agreement and each Derivative Transaction, as described in Annex I, which is an integral and inseparable part of this Schedule.

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XV – DA ASSINATURA ELETRÔNICA	XIV – ELECTRONIC SIGNATURE

15.1. As Partes, neste ato representadas por seus respectivos representantes legais, reconhecem e concordam que caso a assinatura deste Contrato e/ou de uma Confirmação seja realizada por Meios Eletrônicos (conforme definido abaixo), esta será válida, vinculativa, exequível e aceita pelas Partes. Desta forma, as Partes concordam que não contestarão a validade e a natureza vinculativa e exequível deste Contrato e/ou da Confirmação em razão de sua celebração eletrônica ou digital, conforme aplicável. As senhas e quaisquer outros fatores de autenticação escolhidos e aceitos pelas Partes também valerão como assinaturas das partes nos Meios Eletrônicos, sendo reconhecidas como forma válida de comprovação de autoria e integridade, nos termos do Artigo 10, §2º da Medida Provisória 2.200-2 de 24/08/2001 (“Medida Provisória 2.200-2”) dos documentos por meio deles assinados e não poderão ser questionados.	15.1. The Parties, hereby represented by their legal representatives, acknowledge and agree that if this Agreement and/or any Confirmation are signed by means of Electronic Media (as defined below), this shall and will be considered valid, binding, enforceable and accepted by the Parties. Accordingly, none of the Parties will contest the binding and enforceable nature of this Agreement and/or any Confirmation due to its electronic execution, as applicable. The passwords and another authentication way chosen and accepted by the Parties shall also be valid as signatures of the parties in Electronic Media, being recognized as a valid form of proof of authorship and integrity, in accordance with Article 10, §2 of Provisional Measure 2.200-2 of 08/24/2001 (“Provisional Measure 2.200-2”) of the documents signed by them and shall not be questioned.

15.1.1. Entendem-se por “Meios Eletrônicos” para fins das assinaturas eletrônica das Notas de Negociação de operações de derivativos non-deliverable forward (“NDFs”) ou digital para as Notas de Negociação das demais operações de derivativos, os procedimentos e meios mediante os quais a Parte A oferece ou venha a oferecer à Parte B a possibilidade de acesso remoto e eletrônico, incluindo, mas sem limitar, à rede mundial de computadores (internet), e-mails, sistemas eletrônicos, aplicativos e/ou de plataforma interna, com ou sem intermediação de outros sistemas eletrônicos e de comunicação e/ou softwares que permitam a comunicação e a interação entre a Parte A e a Parte B, incluindo, mas não se limitando, através do sistema DocuSign ou qualquer outro sistema disponibilizado pela Parte A ou por terceiros contratados pela Parte A.	15.1.1. For the purposes of "Electronic Media" for electronic signatures of the Confirmation of non-deliverable forward transactions ("NDFs") or digital signature for the Confirmation related with other derivatives transactions, the procedures whereby Party A offers or will offer to the Party B a possibility of remote and electronic access, including, but not limited to, the world wide web (internet), e-mails, electronic systems, applications and/or internal platform, with or without intermediation of other electronic and communication systems and/or software that allow communication and interaction between Party A and Party B, including, but not limited to, through the system DocuSign or other systems made available by Party A or by any third parties contracted by Party A.

15.1.2. Para fins da assinatura digital deste Contrato, com o mecanismo de chaves públicas ICP-Brasil, nos termos da Medida Provisória 2.200-2, “Meios Eletrônicos” significa os procedimentos mediante os quais a Parte A oferece ou venha a oferecer à Parte B a possibilidade de acesso remoto e eletrônico, incluindo, mas sem limitar, à rede mundial de computadores (internet), e-mails, sistemas eletrônicos, aplicativos e/ou de plataforma interna, com ou sem intermediação de outros sistemas eletrônicos e de comunicação e/ou softwares que permitam a comunicação e a interação entre a Parte A e a Parte B, seja por meio de plataforma ou sistema disponibilizado pela Parte A ou por terceiros contratados pela Parte A.	15.1.2. For purposes of digital signature of the Agreement with the public key mechanism ICP-Brasil, in accordance with Provisional Measure 2.200-2, "Electronic Media" means the procedures whereby Party A offers or will offer to Party B the possibility of remote and electronic access, including, but not limited to, the world wide web (internet), e-mails, electronic systems, applications and/or internal platform, with or without intermediation of other electronic systems and/or software that allow communication and interaction between Party A and Party B, either through a platform or system provided by Party A or by third parties contracted by Party A.

15.2. As Partes asseguram que possuem mecanismos para garantir que não haja compartilhamento de logins e senhas, ficando certo e ajustado que caberá a cada uma das Partes a exclusiva e irrestrita responsabilidade pela guarda, sigilo, confidencialidade, uso e proteção, e ainda, arcar com qualquer perda, dano ou ônus decorrente da exposição indevida de seus respectivos fatores de autenticação.	15.2. Parties assure that have mechanisms to ensure that no login or passwords are shared, it is understood and agreed that the responsibility for the custody, confidentiality, secrecy, use and protection will be unrestricted and exclusive of each one of the parties, as well as to as well as to bear any burden resulting from the undue exposure of their respective authentication factors.

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XVI – DISPOSIÇÕES GERAIS	XVI - GENERAL DISPOSITIONS

16.1. - As Partes alteram a redação da Cláusula 15.1. do Contrato, que passará a vigorar com a seguinte redação:	16.1. The Parties amend the wording of Clause 15.1. of the Agreement, which shall read as follows:

“15.1. Cessão. O Contrato, o Apêndice, as Operações ou quaisquer direitos ou obrigações relativos às Operações não poderão ser transferidos ou cedidos pela Parte B (a título de garantia ou de outra forma) sem o prévio consentimento por escrito da Parte A. A Parte A fica neste ato autorizada pela Parte B a ceder ou transferir o Contrato, o Apêndice, as Operações e seus direitos e obrigações relativos às Operações dentro do grupo econômico da Parte A e desde que tal transferência ou cessão não resulte direta ou indiretamente em aumento de custos, tributação, encargos ou retenções para a Parte B (a exemplo de retenção de imposto de renda sobre eventuais remessas ao exterior). Sendo certo que, caso haja um Evento de Inadimplemento em curso, a Parte A poderá ceder ou transferir o Contrato, Apêndice, o Contrato de Empréstimo, as Operações e seus direitos e obrigações relativos às Operações e ao Contrato de Empréstimo a quaisquer terceiros”	“15.1. – Assignment. Neither the Agreement, this Schedule, the Transactions, nor any rights or obligations relating to the Transactions may be transferred or assigned by Party B (whether by way of security or otherwise) without the prior written consent of Party A. Party A is hereby authorized by Party B to assign or transfer this Agreement, Schedule, Transactions and its rights and obligations relating to the Transactions within Party’s A economic group and provided such assignment or transfer does not directly or indirectly result in any increase to Party B of any costs, charges, taxation or withholdings due or that may become due (e.g. withholding income tax on remittances abroad). Provided that, upon the occurrence of an Event of Default which is continuing, Party A will be authorized to transfer or assign the Agreement, this Schedule, the Loan Agreement, the Transactions and the rights and obligations relating to the Transactions and to the Loan Agreement to any third-party”.

16.2. As obrigações da Parte B nos termos do Contrato, deste Apêndice e de cada Confirmação poderão contar com a garantia de terceiros, hipótese em que os termos e condições da garantia, bem como a qualificação do garantidor, constarão de cada Confirmação.	16.2. The Party B’s obligations under the Agreement, hereunder and under each Confirmation may be guaranteed by third parties. In this case, the terms and conditions of the guarantee as well as the guarantor’s qualifications shall be included in each Confirmation.

16.3. Política de Privacidade. A Parte A, no curso regular de suas atividades, trata informações sobre a Parte B, seus controladores, acionistas, diretores, funcionários e demais representantes, bem como informações de sua Afiliada e respectivos representantes, que podem constituir dados pessoais de pessoas naturais (“Dados Pessoais”) nos termos da Lei Geral de Proteção de Dados Pessoais (Lei nº 13.709/18). Informações adicionais sobre as atividades de tratamento de Dados Pessoais pela Parte A, incluindo direitos dos titulares dos Dados Pessoais e informações de contato, podem ser encontradas na Política de Privacidade para o Brasil (“Política”), disponível no site https://corporateportal.brazil.citibank.com/resources-responsive/pdf/institucional/politica_privacidade.pdf. Recomendamos o acesso ao site acima para verificação da versão atualizada da Política. Caso, para execução deste contrato, a Parte B transmita à Parte A Dados Pessoais, a Parte B previamente à tal transmissão, se obriga a informar referida(s) pessoa(s) quanto à existência, conteúdo e possível revisão da Política..	16.3. Privacy Policy. The Party A, in the regular course of its activities, processes information of the Party B, its controllers, shareholders, directors, employees and other representatives, as well as information of its Affiliates and their respective representatives, which may be deemed as personal data of individuals (“Personal Data”) for the purposes of the Brazilian General Data Protection Law (Lei no. 13.709/18). Additional information regarding the activities of processing of Personal Data by the Party A, including the rights of the Personal Data subject and contact information, can be found in the Brazil Privacy Policy (“Policy”), available on the website https://corporateportal.brazil.citibank.com/resources-responsive/pdf/institucional/politica_privacidade.pdf. We recommend the access to the above mentioned website for the verification of the latest version of the Policy. If, for the execution of this agreement, the Party B transfers Personal Data to the Party A, the Party B shall inform such individual(s) of the existence, content and possible periodic review of the Policy before sending the information.

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16.4. Confidencialidade. O conteúdo do Contrato, deste Apêndice e dos demais documentos relacionados a este Apêndice (incluindo quaisquer informações financeiras e demonstrações financeiras das Partes) disponibilizado por uma Parte para a outra Parte com relação a este Apêndice é confidencial e não deverá ser divulgado a qualquer terceiro (nem será permitido qualquer anúncio público em relação a este Apêndice por qualquer das Partes) sem a anuência prévia e por escrito da outra Parte, exceto se tal informação (i) venha a se tornar de acesso ao público em geral, (ii) venha a ser necessária para cumprir este Apêndice ou implementar quaisquer Operações aqui previstas, (iii) venha a ser requerida ou apropriada em resposta a quaisquer intimações, citações ou de outra forma relacionado com litígios ou para fins de cumprir a legislação aplicável, ordem, regulamentação, decisão, ou divulgação contábil ou norma, (iv) venha a ser necessária para cumprir com requisitos de divulgação de agências reguladoras, incluindo, mas sem se limitar, procedimentos de recuperação de custos de gás, (v) venha a ser entregue a terceiro para fins de cálculo de índice publicado; (vi) venha a ser obtido de fonte não confidencial que tenha divulgado tal informação de modo que não tenha divulgado suas obrigações perante a parte não-divulgadora ao realizar tal divulgação, ou (vii) venha a ser fornecida às Afiliadas da parte divulgadora, e para os auditores, advogados, assessores, credores, monitores, ou potenciais compradores de todos ou substancialmente todos os ativos ou direitos de tal parte sob este Apêndice, observado que tais indivíduos sejam obrigados a manter a confidencialidade da informação divulgada. Com relação às informações fornecidas neste Apêndice, esta obrigação sobreviverá por um período de 1 (um) ano após o vencimento ou rescisão deste Apêndice, observado que, no entanto, com relação às informações fornecidas com relação a uma Operação, esta obrigação sobreviverá apenas por um período de 1 (um) ano após o vencimento ou rescisão de tal Operação.	16.4. Confidentiality. The contents of the Agreement, this Schedule and all other documents relating to this Schedule, and any information (including any financial information and financial statements of the Parties) made available by one Party to the other Party or with respect to this Schedule is confidential and shall not be disclosed to any third party (nor shall any public announcement relating to this Schedule be made by either Party) without the prior written consent of the other party, except for such information (i) as may become generally available to the public, (ii) as may be necessary to enforce this Schedule or implement any Derivative Transaction hereunder, (iii) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling, or accounting disclosure rule or standard, (iv) as may be necessary to comply with a regulatory agency’s reporting requirements, including but not limited to gas cost recovery proceedings; (v) as may be delivered to such third party for the sole purpose of calculating a published index; (vi) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the non-disclosing party in making such disclosure, or (vii) as may be furnished to the disclosing party’s Affiliates, and to each of such person’s auditors, attorneys, advisors, lenders, monitors or prospective purchasers of all or substantially all of a party’s assets or any of its rights under this Schedule, provided such persons are required to keep the information that is disclosed in confidence. With respect to information provided with respect to this Schedule, this obligation shall survive for a period of one (1) year following the expiration or termination of this Schedule, provided, however, that with respect to information provided with respect to a Derivative Transaction, this obligation shall only survive for a period of one (1) year following the expiration or termination of such Transaction.

16.5. O presente Apêndice é executado em duas versões, uma em português e outra em inglês, as quais vinculam as Partes. Em caso de dúvida quanto ao âmbito ou interpretação adequada entre as versões em inglês e em português do presente Contrato, que são aqui definidas, o texto em português prevalecerá em todos os casos. As Partes concordam que a versão em português reproduz fielmente a versão em inglês.	16.5. This Schedule is executed in two versions, one in Portuguese and the other in English, both of which shall bind the Parties. In the case of doubt as to the scope or proper interpretation between the English and the Portuguese versions of this Agreement, which are set forth herein, the Portuguese text shall be controlling in all cases. The Parties agree that the Portuguese version accurately reflects the English version.

Justas e contratadas, as Partes assinam este Apêndice em 2 (duas) vias de igual teor e para um único efeito, com as testemunhas abaixo assinadas.	In witness whereof, the Parties have executed this Schedule in two (02) counterparts, together with the two (02) witnesses identified below.

São Paulo, 05 de outubro de 2022	São Paulo, October 5, 2022

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(Página de assinaturas do Apêndice ao Contrato Global de Derivativos / Signature page of the Schedule to the Master Derivatives Agreement)

COSAN OITO S.A.
/s/ Luis Henrique Guimarães Nome/Name: Luis Henrique Guimarães	/s/ Maria Rita de Carvalho Drummond Nome/Name: Maria Rita de Carvalho Drummond

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(Página de assinaturas do Apêndice ao Contrato Global de Derivativos / Signature page of the Schedule to the Master Derivatives Agreement)

BANCO CITIBANK S.A.
/s/ Roseli Costa Nome/Name: Roseli Costa	/s/ Reinaldo D’Orazio Filho Nome/Name: Reinaldo D’Orazio Filho

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(Página de assinaturas do Apêndice ao Contrato Global de Derivativos / Signature page of the Schedule to the Master Derivatives Agreement)

Testemunhas/Witnesses:
1. - /s/ Sergio Gomes de Carvalho Nome/Name: Sergio Gomes de Carvalho RG: 390.917.128-13	2. - /s/ Guilherme Dantas Prates Nome/Name: Guilherme Dantas Prates RG: 303.826.168-80

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SUPLEMENTO AO APÊNDICE AO CONTRATO GLOBAL DE DERIVATIVOS (“Suplemento”), na forma abaixo:	SUPPLEMENTARY SCHEDULE TO MASTER DERIVATIVES AGREEMENT (“Supplementary Schedule”), as follows:

Pelo presente instrumento particular:	By this private instrument,

CITIBANK, N.A. – FILIAL BRASILEIRA, banco autorizado a operar no País, onde tem estabelecimento principal na cidade de São Paulo, na Avenida Paulista, nº 1.111, inscrito no CNPJ sob nº 33.042.953/0001-71, doravante denominado isoladamente “Citi N.A. - Filial Brasileira” e BANCO CITIBANK S.A., com estabelecimento na cidade de São Paulo, na Av. Paulista, nº 1.111 – 2º andar-parte, inscrito no CNPJ sob nº 33.479.023/0001-80, doravante denominado isoladamente “Citi S.A.”. Citi N.A. – Filial Brasileira e Citi S.A. denominados em conjunto “CITIBANK BRASIL”; e	CITIBANK, N.A. – BRAZILIAN BRANCH, a bank authorized to operate in Brazil, where it has its principal place of business in the City of São Paulo, at Avenida Paulista, nº 1.111, enrolled in the General Taxpayers’ Register under CNPJ number 33.042.953/0001-71, hereinafter referred to individually as “Citi N.A. - Brazilian Branch” and BANCO CITIBANK S.A., with its principal place of business in the City of São Paulo, at Avenida Paulista, nº 1111 - 2º andar-parte, enrolled in the General Taxpayers’ Register under CNPJ number 33.479.023/0001-80, hereinafter referred to individually as “Citi S.A.”. Citi N.A. – Brazilian Branch and Citi S.A. referred to jointly as “CITIBANK BRASIL”; and

Cosan Oito S.A., sociedade constituída de acordo com as leis da República Federativa do Brasil, com sede na cidade de São Paulo, Estado de São Paulo, na Avenida Brigadeiro Faria Lima, nº 4.100, 16º andar, Sala 07, Itaim Bibi, CEP 04538-132, inscrita no CNPJ sob o nº 43.874.376/0001-38 doravante denominado “CLIENTE”, em conjunto com o CITIBANK BRASIL, as “Partes”.	Cosan Oito S.A., a corporation organized under the laws of the Federative Republic of Brazil, with its principal place of business in the city of São Paulo, state of São Paulo, at Avenida Brigadeiro Faria Lima, nº 4.100, 16º andar, Sala 07, Itaim Bibi, CEP 04538-132, enrolled in the General Taxpayers’ Register under CNPJ number 43.874.376/0001-38 (“CLIENT”). CLIENT and CITIBANK BRASIL hereinafter jointly referred to as the “Parties’.

CONSIDERANDO QUE:	WHEREAS:

(a) O CLIENTE e o CITIBANK BRASIL celebraram em 05 de outubro de 2022 o “Contrato Global de Derivativos” e o respectivo “Apêndice ao Contrato Global de Derivativos” (denominados em conjunto “Contrato”), cujo objeto é a celebração de operações de derivativos entre o CLIENTE e o CITIBANK BRASIL;	(a) The CLIENT and CITIBANK BRASIL have entered into a "Master Derivatives Agreement" and its correspondent “Schedule to Master Derivative Agreement” on October 5, 2022 (jointly referred to as "Agreement"), the purpose of which is to contract derivatives between CLIENT and CITIBANK BRASIL;

(b) as autoridades reguladoras dos Estados Unidos da América (“EUA”) emitiram em 2017 as regras denominadas “U.S. Resolution Stay Rules” (“U.S. Stay Rules”), com o objetivo de reduzir o risco no sistema financeiro no caso de resolução de uma instituição financeira norte-americana considerada sistemicamente relevante ou no caso de resolução de determinadas operações realizadas nos EUA por instituição financeira estrangeira considerada sistemicamente relevante (“Instituição(ões) Financeira(s) Sistemicamente Relevante(s)”);	(b) in 2017, the regulating authorities of the United States of America ("U.S.") issued the so-called “U.S. Resolution Stay Rules” (“U.S. Stay Rules”) intending to reduce the risk to the financial system in case of the resolution of a U.S. Global Systemically Important Banking organization (“G-SIB”) or transactions carried out by a foreign G-SIB in the U.S.;

(c) estão englobados no escopo das U.S. Stay Rules quaisquer contratos definidos pela referida norma como Contratos Financeiros Qualificados, nos termos do Título 12, parágrafo 5.390 item (c)(8)(D) do United States Code (“U.S.C.”) incluindo instrumentos que versem sobre valores mobiliários, futuros, operações compromissadas, contratos de derivativos, entre outros (“Contrato(s) em Escopo”);	(c) in the scope of the U.S. Stay Rules are included any “qualified financial contract” as defined in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D) including agreements dealing with securities, commodity, forward, repurchase, swap, among others ("In-scope Agreement(s)");
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(d) de forma a mitigar o risco de desestabilização decorrente de encerramento das posições mantidas pelas Instituições Financeiras Sistemicamente Relevantes nos Contratos em Escopo, as U.S. Stay Rules exigem que tais instrumentos sejam aditados para suspender a aplicação de determinadas cláusulas e para reconhecer a existência dos regimes especiais de resolução existentes nos EUA, conforme abordado adiante;	(d) the U.S. Stay Rules aim to mitigate the risk from destabilization closeouts of In-scope Agreements held by a G-SIB, requiring the amendment of such agreements to suspend the application of certain clauses and to recognize the existence of special resolution regimes in the U.S., as further explained;

(e) o CITIBANK BRASIL se enquadra na definição de Instituição Financeira Sistemicamente relevante, bem como, o Contrato é considerado um Contrato em Escopo; e	(e) CITIBANK BRASIL is considered a G-SIB, as well as the Agreement falls within the definition of an In-scope Agreement; and

(f) de forma a cumprir as U.S. Stay Rules, as partes desejam alterar determinadas condições do Contrato;	(f) in order to comply with the U.S. Stay Rules, the parties have decided to execute this amendment with the objective of changing certain conditions of the Agreement;

RESOLVEM, as Partes, celebrar o presente Suplemento, que será regido pelas cláusulas e condições seguintes:	NOW, THEREFORE, the Parties have decided to execute this Supplementary Schedule which shall be governed by the following clauses and conditions:

I. Definições	I. Definitions

1.1. Para os fins do presente Suplemento, aplicam-se as seguintes definições:	1.1. For the purposes of this Supplementary Schedule, the following definitions apply:

“Afiliada do Citi” significa qualquer empresa que controle, seja controlada ou esteja sob o mesmo controle acionário que o CITIBANK BRASIL conforme definido no Título 12, parágrafo 1.841 item (k) do United States Code - conforme transcrito no Item 2 do Anexo ao presente Suplemento;	“Citi Affiliate” means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of CITIBANK BRASIL;

“Reforço de Crédito” significa, com relação a qualquer Contrato Relevante (conforme definido abaixo), qualquer reforço de crédito ou outro contrato de garantia de crédito para sustentar as obrigações do CITIBANK BRASIL ou do CLIENTE ou a respeito deles, incluindo qualquer garantia, penhor, hipoteca ou qualquer outra modalidade de garantia real ou fiduciária, “trust” ou similar, letra de crédito, transferência de margem, obrigação de reembolso ou similar;	“Credit Enhancement” means, with respect to any Relevant Agreement (as defined below), any credit enhancement or other credit support arrangement in support of the obligations of CITIBANK BRASIL or CLIENT thereunder or with respect thereto, including any guarantee, pledge, charge, mortgage or other security interest in collateral or title transfer collateral arrangement, trust or similar arrangement, letter of credit, transfer of margin, reimbursement obligation or any similar arrangement;

“Direito de Inadimplemento” tem o significado e deve ser interpretado de acordo com as U.S. Stay Rules, incluindo sem limitação a qualquer direito de uma parte de liquidar, terminar, cancelar, rescindir, ou antecipar o vencimento de um contrato ou operação; compensar valores líquidos e devidos; exercer os direitos de garantia ou contrato de garantia ou propriedade relacionada; demandar pagamento ou entrega; suspender, atrasar ou adiar pagamento ou execução das obrigações; alterar o valor, demandar o retorno ou modificar qualquer direito de reuso de garantia ou margem postada; modificar, em qualquer aspecto, as obrigações de uma parte; ou qualquer direito similar;	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, the U.S. Stay Rules, including without limitation any right of a party to liquidate, terminate, cancel, rescind, or accelerate an agreement or transactions thereunder; set off or net amounts owed; exercise remedies in respect of collateral or other credit support or related property; demand payment or delivery; suspend, delay, or defer payment or performance; alter the amount of, demand the return of or modify any right to reuse collateral or margin provided; otherwise modify the obligations of a party; or any similar rights;
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“Contrato Relevante” significa o Contrato, todas e quaisquer operações firmadas e/ou que venham a ser firmadas entre as Partes sob o Contrato, assim como todo Reforço de Crédito celebrado entre CITIBANK BRASIL e CLIENTE; e	“Relevant Agreement” means this Agreement and all transactions entered into under or pursuant to the Agreement together with all related Credit Enhancements between CITIBANK BRASIL and CLIENT; and

“Regime de Resolução Especial Norte-Americano” significa o “Federal Deposit Insurance Act” e suas alterações posteriores, assim como o “Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act” e suas alterações posteriores.	“U.S. Special Resolution Regime” means each of the “Federal Deposit Insurance Act” and the regulations promulgated thereunder and “Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act” and the regulations promulgated thereunder.

“Instrumento de Constituição de Garantia” significa todo e qualquer contrato de garantia celebrado entre as Partes e o Citibank, N.A., London Branch e o Citigroup Global Markets Brasil, Corretora de Câmbio, Títulos e Valores Mobiliários S.A., com relação ao Contrato, às Operações de Derivativos e ao Contrato de Empréstimo.	“Credit Support Instrument” means any and all security agreements executed by the Parties and JPMorgan Chase Bank, N.A., London Branch and Citigroup Global Markets Brasil, Corretora de Câmbio, Títulos e Valores Mobiliários S.A. in connection with this Agreement, the Derivative Transactions and or the Loan Agreement.

II. Das Alterações	II. Amendments

2.1. Em virtude do exposto nos Considerandos acima, cada uma das Partes declara e garante sua concordância com as disposições a seguir.	2.1. In accordance with the foregoing, both Parties consents and agrees with the following provisions.

2.2. Na hipótese de o CITIBANK BRASIL e/ou qualquer Afiliada do CITIBANK BRASIL se submeter a um Regime de Resolução Especial Norte-Americano:	2.2. In the event CITIBANK BRASIL or a Citi Affiliate of CITIBANK BRASIL becomes subject to a proceeding under the U.S. Special Resolution Regimes:

a) a cessão, pelo CITIBANK BRASIL, de qualquer Contrato Relevante, seus direitos, obrigações, incluindo quaisquer garantias eventualmente existentes (“Direitos Correlatos”), se submeterá aos termos e condições das normas que aplicáveis ao Regime de Resolução Especial Norte-Americano passando, neste caso, o Contrato Relevante e seus Direitos Correlatos a serem interpretados pelas leis e normas dos EUA, como se por elas fossem regidos; e	a) the transfer of any Relevant Agreement and any interest and obligation in or under, and any property securing, such Relevant Agreement (“Relevant Interests”) from CITIBANK BRASIL will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Relevant Agreement and its Relevant Interests were governed by the laws of the United States or a state of the United States; and

b) qualquer Direito de Inadimplemento relacionados a qualquer Contrato Relevante somente poderá ser exercidos contra o CITIBANK BRASIL na extensão permitida pelas normas que regulam o Regime de Resolução Especial Norte-Americano, passando, neste caso, o Contrato Relevante e seus Direitos Correlatos a serem interpretados pelas leis e normas dos EUA, como se por elas fossem regidos.	b) Default Rights, with respect to any Relevant Agreement that may be exercised against CITIBANK BRASIL are permitted to be exercised to no greater extent than such Default Rights could be exercised under such U.S. Special Resolution Regime if the Relevant Agreement and its Relevant Interests were governed by the laws of the United States or a state of the United States.

2.2.1. O disposto na Cláusula 2.2 acima aplica-se independentemente das provisões constantes na Cláusula 2.3 a seguir.	2.2.1. The requirements of this Section 2.2 apply notwithstanding Sections 2.3 below.

2.3. Não obstante qualquer disposição em contrário em qualquer Contrato Relevante ou outro instrumento firmado entre as Partes, o CLIENTE desde já manifesta-se ciente e concorda que não poderá exercer qualquer Direito de Inadimplemento com relação a qualquer Contrato Relevante, direta ou indiretamente a uma Afiliada do Citi que esteja ou venha a se sujeitar a um processo de insolvência, liquidação, resolução ou outro semelhante (“Processo de Insolvência”). Caso uma Afiliada do Citi venha a se sujeitar a um Processo de Insolvência e o CLIENTE tente exercer qualquer Direito de Inadimplemento relacionado a qualquer instrumento eventualmente firmado entre as partes, caberá ao CLIENTE o ônus de provar que o exercício desse direito é permitido.	2.3. Notwithstanding anything to the contrary in any Relevant Agreement or any other agreement, the parties expressly agree that CLIENT shall not be permitted to exercise any Default Right with respect to any Relevant Agreement that is related, directly or indirectly, to a Citi Affiliate becoming subject to a receivership, insolvency, liquidation, resolution, or similar proceeding (“Insolvency Proceeding”). After a Citi Affiliate has become subject to an Insolvency Proceeding, if CLIENT seeks to exercise any Default Right with respect to any agreement, CLIENT shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted thereunder.

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III. Disposições Finais	III. Miscellaneous

3. Todas as condições previstas neste instrumento passam a vigorar a partir da presente data.	3. The provisions of this instrument becomes effective herewith.

4. As Partes ratificam todas as demais disposições do Contrato, que permanecem válidas, eficazes e inalteradas, na íntegra, para todos os fins e efeitos legais. Termos não definidos neste Suplemento têm significado idêntico ao que lhes é atribuído no Contrato.	4. The Parties hereby ratify all other provisions of the Agreement which remain valid, effective and unaltered in their entirety for all legal purposes and purposes. Terms not defined in this Supplementary Schedule have the same meaning as those assigned to them in the Agreement.

5. Toda e qualquer despesa necessária à boa formalização do presente instrumento, bem como aquelas decorrentes de seu registro junto aos cartórios e entidades competentes, assim como qualquer outra despesa necessária à segurança, comprovação da existência e regularidade do crédito do CITIBANK BRASIL serão suportadas pelo CLIENTE.	5. Any expenses necessary for the proper formalization of this instrument, as well as those arising from its registration with the competent notary offices and entities, as well as any other expenses necessary for security, proof of the existence and regularity of the credit of CITIBANK BRASIL will be supported by the CLIENT.

6. O presente instrumento será regido e interpretado de acordo com as leis do Contrato ratificando as Partes o mesmo foro de eleição do Contrato para dirimir quaisquer questões ou dúvidas decorrentes do presente Suplemento.	6. This instrument shall be governed by and construed in accordance with the laws that rules the Agreement electing the Parties the same courts of the Agreement to resolve any questions or doubts arising from this Supplementary Schedule.

7. O presente Suplemento é assinado em duas versões, uma em Português e outra em Inglês, as quais vinculam as Partes. Em caso de dúvida quanto ao âmbito ou interpretação adequada entre as versões em Inglês e em Português do presente Suplemento, que são aqui definidas, o texto em Português prevalecerá em todos os casos. As Partes concordam que a versão em Português reproduz fielmente a versão em Inglês.	7. This Supplementary Schedule is executed in two versions, one in Portuguese and the other in English, both of which shall bind the Parties. In the case of doubt as to the scope or proper interpretation between the English and the Portuguese versions of this Supplementary Schedule, which are set forth herein, the Portuguese text shall be controlling in all cases. The Parties agree that the Portuguese version accurately reflects the English version.

E, por estarem assim justas e contratadas, as Partes firmam o presente Suplemento em 2 (duas) vias de igual forma e teor, para um só efeito, na presença das testemunhas abaixo assinadas, sendo que para os fins e efeitos das normas regulamentares vigentes, o CLIENTE declara ter pleno conhecimento dos negócios contemplados no presente e que as dúvidas existentes foram dirimidas antes de sua assinatura.	In witness whereof, the Parties execute this instrument in two (2) counterparts of equal form and content, for a single effect, in the presence of the undersigned witnesses; and for the purposes and effects of the regulatory rules in force, the CLIENT represents that it is fully aware of the businesses contemplated herein and that the existing controversies were settled before its execution hereof.

(páginas de assinaturas a seguir)	(signature pages to follow)

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página do Suplemento ao Apêndice ao Contrato Global de Derivativos celebrado entre CITIBANK, N.A. – FILIAL BRASILEIRA, BANCO CITIBANK S.A. e COSAN OITO S.A..	signature page of the Supplementary Schedule to Master Derivatives Agreement entered into by and between CITIBANK, N.A. – FILIAL BRASILEIRA, BANCO CITIBANK S.A. e COSAN OITO S.A..

São Paulo, 5 de outubro de 2022

CITIBANK, N.A. - FILIAL BRASILEIRA	BANCO CITIBANK S/A

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página do Suplemento ao Apêndice ao Contrato Global de Derivativos celebrado entre CITIBANK, N.A. – FILIAL BRASILEIRA, BANCO CITIBANK S.A. e COSAN OITO S.A..	signature page of the Supplementary Schedule to Master Derivatives Agreement entered into by and between CITIBANK, N.A. – FILIAL BRASILEIRA, BANCO CITIBANK S.A. e COSAN OITO S.A..

COSAN OITO S.A.

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página do Suplemento ao Apêndice ao Contrato Global de Derivativos celebrado entre CITIBANK, N.A. – FILIAL BRASILEIRA, BANCO CITIBANK S.A. e COSAN OITO S.A..	signature page of the Supplementary Schedule to Master Derivatives Agreement entered into by and between CITIBANK, N.A. – FILIAL BRASILEIRA, BANCO CITIBANK S.A. e COSAN OITO S.A..

Testemunhas/Witnesses:

1.	2.
Nome/Name:	Nome/Name:
CPF/Tax ID:	CPF/Tax ID:

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ANEXO I

CLÁUSULA COMPROMISSÓRIA	ARBITRATION CLAUSE

As Partes concordam em submeter definitivamente à arbitragem todos os litígios e disputas oriundos ou relacionados a qualquer Confirmação, a este Anexo e ao Apêndice, bem como ao CONTRATO GLOBAL DE DERIVATIVOS (todos doravante referidos em conjunto apenas como “Contrato”), dos quais esta cláusula é parte integrante e inseparável, na forma estabelecida abaixo.

The Parties agree to submit to arbitration definitely any and all disputes arising from or related to any Confirmation, to this Annex, to the Schedule, as well as to the MASTER DERIVATIVES AGREEMENT (all together hereafter referred as "Agreement"), of which this clause is an integral and inseparable part in the form provided below.

1. Arbitragem. Qualquer disputa ou controvérsia oriunda do Contrato, ou com esta relacionada, incluindo, mas não se limitando a qualquer questão relativa à sua existência, validade, cumprimento e rescisão (“Disputa”), deverá ser final e definitivamente decidida por meio de arbitragem, nos termos da Lei nº 9.307/96, a ser instituída e processada de acordo com o regulamento (“Regulamento de Arbitragem”) da Corte Internacional de Arbitragem da Câmara de Comércio Internacional (“Centro de Arbitragem”), vigente à época da instauração da arbitragem, exceto se modificado nesta cláusula ou se diferentemente acordado por escrito pelas Partes. A arbitragem deverá ser necessariamente administrada pelo Centro de Arbitragem. No caso de impossibilidade do Centro de Arbitragem administrar a Disputa, as Partes concordam que o Centro de Arbitragem será a Câmara de Conciliação, Mediação e Arbitragem – CIESP/FIESP, que administrará a arbitragem com base em seu regulamento. As Partes expressamente concordam que a presente cláusula compromissória é obrigatória e vinculante e que sua validade ou eficácia não dependem de nenhuma outra condição ou formalidade.

1. Arbitration. All disputes or controversies arising from the Agreement, or related with this clause, including but not limited to any question regarding its existence, validity, performance and termination ("Dispute"), shall be final and definitely decided by arbitration in terms of Brazilian Law No. 9,307 / 96, to be instituted and prosecuted in accordance with the Regulation ("Arbitration Rules") of the International Court of Arbitration of the International Chamber of Commerce ("Arbitration Center") in effect at the time of establishment of the arbitration, except as modified in this clause or as otherwise agreed in writing by the Parties. The arbitration shall necessarily be administered by the Arbitration Centre. In the case of impossibility of the Arbitration Center administer the Dispute, the Parties agree that the Arbitration Center will be the Chamber of Conciliation, Mediation and Arbitration - CIESP / FIESP, which will administer the arbitration based on its regulation. The Parties expressly agree that this arbitration clause is mandatory and binding and that its validity or effectiveness are not dependent on any other condition or formality.

2. Pagamento de valor incontroverso. Na hipótese da Disputa envolver discussão sobre valores devidos (inclusive quanto à sua forma de cálculo, fonte de referência e critérios utilizados), as Partes se comprometem a apurar e quitar o valor incontroverso devido antes da instauração da arbitragem, segundo o seguinte procedimento:

2. Payment of undisputed amount. In case the  Dispute involves a discussion of the amounts due (including their calculation method, source of reference and criteria used), the Parties undertake to investigate and settle the undisputed amount due before the establishment of the arbitration according to the following procedure:

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(i) a Parte disposta a iniciar procedimento arbitral envolvendo discussão sobre valores devidos (“Requerente”) notificará a outra Parte (“Requerida”) sobre a iminência da instauração da arbitragem, indicando o valor que considerar devido (corrigido e com todos os encargos devidos até a data da notificação), bem como as metodologias de cálculo e de apuração utilizadas;

(i) the Party willing to initiate arbitration proceedings involving discussions of amounts due ("Claimant") shall notify the other Party ("Respondent") on the imminent establishment of the arbitration, indicating the amount considered due (adjusted and with all charges due until the date of notification), as well as the methods of calculation used;

(ii) a Requerida terá 5 (cinco) dias úteis contados do recebimento de tal notificação para contra notificar a Requerente, informando o valor que considerar correto, bem como as metodologias de cálculo e de apuração utilizadas;

(ii) the Respondent has five (5) business days of receipt of such notification to counter notify the Claimant, stating the amount  considered correct by the Claimant, as well as the methods of calculation used;

(iii) o montante incontroverso entre os valores apurados pelas Partes (“Montante Incontroverso”) constituirá dívida líquida, certa e exigível, de modo que a Parte devedora deverá depositar o total do Montante Incontroverso em favor da outra Parte, em até 2 (dois) dias úteis contados do recebimento, pela Requerente, da contra notificação mencionada no item (ii) acima;

(iii) the undisputed amount of the amounts ascertained by the Parties ("Undisputed Amount") will constitute net, certain and enforceable debt, so that the debtor Party shall deposit the total Undisputed Amount in favor of the other Party, within 2 (two) business days from receipt by the Claimant, of the counter notification referred to in item (ii) above;

(iv) caso a Parte Requerida não apresente sua apuração do valor devido ou a Parte devedora não deposite o Montante Incontroverso apurado dentro dos prazos acima estabelecidos, será aplicável multa diária em favor da Requerente, equivalente a 1% (um por cento) do valor apurado pela Requerente; exigível a partir do término do referido prazo e até a apresentação da apuração ou a realização do depósito do Montante Incontroverso;

(iv) if the Respondent does not submit its calculation of the amount due or the debtor Party does not deposit the Undisputed Amount determined within the above defined  deadlines, a daily fine will be applicable in favor of the Claimant, equivalent to 1% (one percent) of the value determined by the claimant; due from the said final end and to the presentation of calculation or the realization of deposit of Undisputed Amount;

(v) a multa diária estipulada no item (iv) acima, conforme aplicável, constituirá dívida líquida, certa e exigível, independentemente de eventual controvérsia sobre as quantias efetivamente devidas e da conclusão do procedimento arbitral, podendo ser executada separadamente da dívida original.

(v) the daily fine stipulated in item (iv) above, as applicable, will constitute net, certain and enforceable debt regardless of any eventual controversy over the amounts effectively due and of the completion of the arbitration procedure; the amounts due from the daily fine stipulated above can be executed separately from the original debt.

2.1. Fica, desde já, acordado entre as Partes que (a) o descumprimento de qualquer procedimento previsto nessa cláusula 2, incluindo o de apresentação de notificação acerca da apuração do valor devido ou o de depósito do Montante Incontroverso pela Parte devedora ou (b) a falta de identificação, por qualquer razão, do Montante Incontroverso, não prejudicará, de forma alguma, o direito da Requerente uma vez transcorrido o prazo de 5 (cinco) dias úteis mencionado no item (ii) acima ou o prazo de 2 (dois) dias úteis mencionado no item (iii) acima, conforme o caso.

2.1. The parties as of now agree that (a) the breach of any procedure set in this clause 2, including the one of submission of notification of the ascertainment  of the amount due or of the deposit of the Undisputed Amount by the debtor Party or (b) the failure to identify, for any reason, the Undisputed Amount shall not prejudice in any way the right of the Party interested to initiate arbitration since the expiration of the five (5) business days deadline mentioned in item (ii) above or the two (2) business days deadline mentioned in (iii) above, as appropriate.

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2.2. A instauração da arbitragem, nos termos desta Cláusula Compromissória, não prejudicará, nem suspenderá a normal execução, inclusive judicial, para cobrança de obrigação líquida, certa e exigível, das demais obrigações previstas no Contrato, salvo se de outra forma disposto no Contrato.

2.2. The establishment of arbitration under this Clause shall not prejudice nor suspend the normal execution, including judicial, for collection of liquid, certain and enforceable obligations, of other obligations under the Agreement, unless otherwise provided in the Agreement.

3. Tribunal Arbitral. O tribunal arbitral (“Tribunal Arbitral”) será constituído por três (3) árbitros, a serem nomeados de acordo com o Regulamento de Arbitragem.	3. Arbitral tribunal. The arbitral tribunal (“Arbitral tribunal”) shall consist of three (3) arbitrators to be appointed in accordance with the Arbitration Rules.

3.1. Quando houver múltiplas partes, como requerentes ou como requeridas, as múltiplas requerentes ou as múltiplas requeridas devem designar conjuntamente um árbitro. Em caso de ausência de consenso para a designação conjunta, no prazo estabelecido no Regulamento de Arbitragem, o Centro de Arbitragem deverá fazer a nomeação do(s) árbitro(s) faltantes.

3.1. When there are multiple parties, as claimants or respondents, the multiple claimants or respondents will jointly appoint an arbitrator. In the absence of consensus for joint designation within the period specified in the Rules of Arbitration, the Arbitration Center will appointment the arbitrator(s) missing.

3.2. O Tribunal Arbitral deverá ser constituído preferencialmente por árbitros com notório conhecimento do mercado de derivativos doméstico e internacional, bem como de seus instrumentos, incluindo com relação a cálculos e precificação de contratos de derivativos, além de experiência de no mínimo 5 (cinco) anos em uma das seguintes atividades/funções: (i) mercado financeiro ou de capitais; (ii) tesouraria de empresa multinacional; ou (iii) administração de recursos de terceiros. Adicionalmente, ao menos um dos árbitros deverá possuir diploma de LLM de uma universidade devidamente credenciada nos Estados Unidos da América.

3.2. The Arbitral Tribunal shall be constituted preferably by arbitrators with outstanding knowledge of the domestic and international derivatives market including its instruments, including in relation to calculations and pricing of derivative agreements, as well as experience of at least five (5) years one of the following activities/functions: (i) financial or capital market; (ii) multinational treasury; or (iii) management of third party resources. Additionally, at least one of the arbitrators shall have an LLM degree by an accredited university in the United States of America.

3.3. A sentença arbitral deverá estabelecer a quantia devida, a Parte devedora e o prazo para o pagamento, além de atender aos requisitos do Regulamento de Arbitragem, do artigo 489 da Lei nº 13.105, de 16 de março de 2015 e da Lei nº 9.307, de 23 de setembro de 1996, principalmente aqueles contidos em seu artigo 26.

3.3. The arbitral award will establish the amount due, the debtor Party and the deadline for payment, as well as meet the requirements of the Arbitration Rules, of Article 489 of Law No. 13,105 of March 16, 2015, and of Brazilian Law No. 9,307, of September 23, 1996, particularly those contained in Article 26.

3.4. No caso de conflito entre o Regulamento de Arbitragem e a cláusula compromissória, deverá prevalecer o disposto nesta cláusula compromissória.	3.4. In case of conflict between the Arbitration Rules and the arbitration clause, the provisions of this arbitration clause shall prevail.

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3.5. Caso a Parte devedora não cumpra espontaneamente a sentença arbitral, será aplicável multa diária equivalente a 1% (um por cento) da quantia devida, conforme determinada na sentença arbitral, limitada ao valor total da quantia devida, a qual constituirá dívida líquida, certa e exigível.

3.5. If the debtor Party does not spontaneously comply with the arbitral award a daily fine equivalent to 1% (one percent) of the amount due, as determined in the arbitration award shall apply, limited to the total value of the amount owed, which will constitute net, certain and enforceable debt.

3.6. Todos os custos decorrentes direta ou indiretamente da Disputa, incluindo, mas não se limitando, aos custos decorrentes de diligências, perícias, procedimentos e contratação de árbitros caberão à parte vencida.

3.6. The losing party will bear all costs arising directly or indirectly from the Dispute, including, but not limited to costs of due diligence, expert examination, and procedures, and with arbitrators.

4. Sede. A arbitragem terá sede na Cidade de São Paulo, Estado de São Paulo, local onde serão realizados todos os atos da arbitragem e será proferida a sentença arbitral.	4. Seat of Arbitration. The arbitration will be seated in the city of São Paulo, State of São Paulo, where all acts of arbitration will be performed and where the award shall be issued.

5. Idioma e Lei Aplicável. O idioma da arbitragem será a Língua Portuguesa. A Lei da República Federativa do Brasil deverá ser aplicada ao mérito da arbitragem, sendo vedado ao Tribunal Arbitral o julgamento por equidade.

5. Language and Applicable Law. The language of the arbitration will be Portuguese. The Law of the Federative Republic of Brazil should be applied to the merits of arbitration, being forbidden to the Arbitration Court judgment by equity.

6. Jurisdição Estatal Excepcional. Sem prejuízo da validade desta cláusula compromissória, as Partes elegem, com a exclusão de quaisquer outros, o foro da Comarca de São Paulo, Estado de São Paulo, se e quando necessário, para fins exclusivos de: (i) eventual citação da outra parte para fins do artigo 7º da lei nº 9.307/96; (ii) eventual propositura da ação prevista no artigo 33 da Lei nº 9.307/96; (iii) obtenção de medidas coercitivas ou procedimentos acautelatórios como garantia à eficácia do procedimento arbitral e à execução de sua sentença; (iv) execução de obrigações que comportem, desde logo, execução judicial; e (v) obtenção de medidas de caráter mandamental e de execução específica, sendo certo que, atingida a providência mandamental ou de execução específica perseguida, restituir-se-á ao Tribunal Arbitral a ser constituído ou já constituído, conforme o caso, a plena e exclusiva competência para decidir acerca de toda e qualquer questão, seja de procedimento ou de mérito, que tenha dado ensejo ao pleito mandamental ou de execução específica, suspendendo-se o respectivo procedimento judicial até decisão do Tribunal Arbitral a respeito, seja parcial ou final. O ajuizamento de qualquer medida nos termos previstos nesta cláusula não importa em renúncia à presente cláusula compromissória ou à plena jurisdição do Tribunal Arbitral.

6. Exceptional State Jurisdiction. Without prejudice to the validity of the arbitration clause, the parties elect, with the exclusion of any other, the courts of São Paulo, State of São Paulo, if and when necessary, for the sole purpose of: (i) eventual service of process of the other Party for the purposes of Article 7 of Brazilian Law No. 9,307/96; (ii) eventual filing of lawsuit under Article 33 of Law No. 9,307/96; (iii) obtaining coercive or provisional measures to guarantee the effectiveness of the arbitration proceedings and the compliance with the award; (iv) execution of obligations that comprise judicial execution; and (v) obtaining provisional measures, given that, once obtained the providence or judicial order or specific performance persecuted, the full and exclusive jurisdiction to decide on any matter, whether procedure or merit,  will be restored to the Arbitral tribunal to be constituted or already constituted, as appropriate, which has given rise to the provisional matter or specific execution being the legal proceedings suspended until there is a decision from the Arbitral Tribunal, either if it is a partial or final award. The filing of any proceeding pursuant to this clause does not mean any waiver to this arbitration clause or to the full jurisdiction of the Arbitral Tribunal.

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7. Renúncia. A Parte que prosseguir com a arbitragem sem fazer objeção ao descumprimento das disposições contidas no Regulamento de Arbitragem, das regras aplicáveis ao procedimento, das determinações do Tribunal Arbitral, ou de qualquer outra estipulação contida nesta cláusula compromissória quanto à constituição do Tribunal Arbitral ou à condução do procedimento, será considerada como tendo renunciado a essas objeções.

7. Waiver. The Party that proceeds with the arbitration without making objections to breaches to the provisions of the Arbitration Rules, to the rules governing the procedure, to the determinations of the Arbitration Tribunal, or to any provision under this arbitration clause regarding the constitution of the arbitral tribunal or the procedure followed will be deemed to have waived these objections.

8. Consolidação. Antes da assinatura do termo de arbitragem, o Centro de Arbitragem poderá consolidar procedimentos arbitrais simultâneos nos termos do Regulamento de Arbitragem. Após a assinatura do termo de arbitragem, o Tribunal Arbitral poderá consolidar procedimentos arbitrais simultâneos fundados neste ou em qualquer outro instrumento firmado entre as Partes, desde que tais procedimentos digam respeito à mesma relação jurídica e/ou econômica. A competência para consolidação será do primeiro Tribunal Arbitral constituído, e sua decisão será vinculante a todas as Partes.

8. Consolidation. Before the execution of the term of reference, the Arbitration Center will consolidate simultaneous arbitration procedures under the Arbitration Rules. After executing the term of reference, the Arbitral Tribunal may consolidate simultaneous arbitration procedures based on this or any other instrument executed between the parties, regarded that such proceedings concern the same legal and/or economic relationship. The first Arbitral Tribunal constituted will be competent for consolidation and its decision will be binding on all parties.

Qualquer termo utilizado em letra maiúscula neste Anexo e aqui não definido terá o significado a ele atribuído no Contrato.	Any capitalized term used in this Annex and not defined herein shall have the meaning assigned to it in the Agreement.

Declarando que leram e concordam integralmente com os termos desta cláusula compromissória, e que reconhecem que a arbitragem será o único e definitivo meio de resolução de Disputas decorrentes do Contrato, as Partes, por seus representantes legais, assinam este Anexo.

The Parties, through their legal representatives, have signed this Annex stating that they have read and fully agree with the terms of this arbitration clause, and recognize that arbitration shall be the sole and final means of settling disputes arising from the Agreement.

São Paulo, 05 de outubro de 2022

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(Página de assinaturas da Cláusula Compromissória do Apêndice ao Contrato Global de Derivativos / Signature page of the Arbitration Clause of the Schedule to the Master Derivatives Agreement)

COSAN OITO S.A. _______________________________ Nome/Name:	_______________________________ Nome/Name:

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(Página de assinaturas da Cláusula Compromissória do Apêndice ao Contrato Global de Derivativos / Signature page of the Arbitration Clause of the Schedule to the Master Derivatives Agreement)

BANCO CITIBANK S.A. _______________________________ Nome/Name:	_______________________________ Nome/Name:

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(Página de assinaturas da Cláusula Compromissória do Apêndice ao Contrato Global de Derivativos / Signature page of the Arbitration Clause of the Schedule to the Master Derivatives Agreement)

Testemunhas/Witnesses:
1. - ___________________________________ Nome/Name: RG:	2. - ___________________________________ Nome/Name: RG:

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